Exhibit 10.1

Execution Copy

GRAPHIC PACKAGING INTERNATIONAL PARTNERS, LLC

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

Dated as of January 1, 2018

THE COMPANY INTERESTS REPRESENTED BY THIS LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. SUCH COMPANY INTERESTS MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR EXEMPTION THEREFROM, AND COMPLIANCE WITH THE OTHER SUBSTANTIAL RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN.

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GRAPHIC PACKAGING INTERNATIONAL PARTNERS, LLC

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

This AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”), dated as of January 1, 2018, is entered into by and among Graphic Packaging International Partners, LLC (f/k/a Gazelle Newco LLC), a Delaware limited liability company (the “Company”), its Members (as defined herein) and each other Person who at any time after the date hereof becomes a Member in accordance with the terms of this Agreement and the DLLCA (as defined herein) and, solely for purposes of the Parent Sections, Graphic Packaging Holding Company, a Delaware corporation (“Parent”).

WHEREAS, pursuant to that certain Transaction Agreement, dated as of October 23, 2017, (the “Transaction Agreement”), among Parent, Company, Gazelle Holdco (as defined below) and International Paper Company (“Impala”) (the “Transaction Agreement Parties”), Impala has agreed to contribute the Transferred Business (as defined in the Transaction Agreement) to the Company and the Transaction Agreement Parties have effected or agreed to effect the Transactions (as defined in the Transaction Agreement);

WHEREAS, Parent has caused the Company to become formed and has executed a Limited Liability Company Agreement dated as of October 19, 2017 (the “Formation Date”) in accordance with the DLLCA (the “Original LLC Agreement”);

WHEREAS, Parent has caused GPI Holding III, LLC, a Delaware limited liability company and wholly owned subsidiary of Parent (“Gazelle Holdco”) to own all of the limited liability company interests of the Company and amend and restate the Original LLC Agreement pursuant to that certain Amended and Restated Limited Liability Company Agreement dated as of December 15, 2017 (the “Amended and Restated LLC Agreement”);

WHEREAS, the parties hereto desire to continue the Company and to amend and restate the Amended and Restated LLC Agreement in its entirety and enter into this Agreement in order to, inter alia, (i) reflect the addition of Impala as a Member of the Company, (ii) provide for the management, operation and governance of the Company, and (iii) set forth their respective rights and obligations as Members in the Company generally.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Members, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. The following definitions shall be applied to the terms used in this Agreement for all purposes.

“Additional Member” has the meaning set forth in Section 11.02.

“Adjusted Capital Account Balance” means with respect to each Member the balance in such Member’s Capital Account as of the end of the relevant Fiscal Period, after giving effect to the following adjustments: (i) decrease such Capital Account by the adjustments, allocations and distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6) with respect to such Member; and (ii) increase such Capital Account by such Member’s share of Company Minimum Gain and Member Nonrecourse Debt Minimum Gain, determined pursuant to Treasury Regulations Sections 1.704-2(g) and 1.704-2(i)(5) and any amounts such Member is obligated (or deemed to be obligated) to restore pursuant to any provision of this Agreement or by applicable Law.

“Admission Date” has the meaning set forth in Section 10.07.

“Affiliate” means, as to any Person, any other Person which, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. As used in this definition, “control” (including with correlative meanings, “controlled by” and “under common control with”) means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities or by contract or other agreement).

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Applicable Sale” has the meaning set forth in Section 10.05(a).

“Applicable Sale Notice” has the meaning set forth in Section 10.05(b).

“Appraisers” has the meaning set forth in Section 14.02.

“Assignee” means a Person to whom a Company Interest has been transferred but who has not become a Member pursuant to ARTICLE XI.

“Book Value” means, with respect to any Obligation of the Company, such Obligation’s adjusted issue price for U.S. federal income tax purposes, except that (i) the initial Book Value of any Obligation assumed, or taken subject to, by the Company from a Member in connection with a contribution to the Company subject to Code Section 721 shall be the Gross Liability Value of such Obligation as determined by the Managing Member as of the date of such assumption or taking subject to; (ii) the Book Value of any Obligation of the Company that is assumed, or taken subject to, by a Member in connection with a distribution of property to the Member in a transaction subject to Code Section 731 shall be adjusted immediately prior thereto to equal the Gross Liability Value of such Obligation as of the date it is assumed or taken subject to by such Member; (iii) the Book Value of each Obligation of the Company shall be adjusted to equal the Obligation’s Gross Liability Value as determined by the Managing Member at such times as an adjustment to the Gross Asset Value of property of the Company is made pursuant to clause (iii) of (iv) of the definition of “Gross Asset Value”; and (iv) if the Book Value of an Obligation of the Company has been determined or adjusted pursuant to clauses (ii) or (iii) of this definition of Book Value, such Book Value shall thereafter be adjusted based on the method adopted pursuant to the last sentence of the definition of “Profits” or “Losses”, as applicable, to determine the extent to which the Book Value of such Obligation is treated as satisfied or otherwise taken into account.

“Business Day” means a day other than Saturday, Sunday or a day on which banks located in New York, New York are authorized or required by applicable Law to close.

“Capital Account” means the capital account maintained for a Member in accordance with Section 5.01.

“Capital Contribution” means, with respect to any Member, the amount of any cash, cash equivalents, promissory obligations or the Gross Asset Value of other property that such Member contributes (or is deemed to contribute) to the capital of the Company.

“Certificate” means the Company’s Certificate of Formation as filed with the Secretary of State of the State of Delaware on the Formation Date.

“Closing Date” has the meaning ascribed to it in the Transaction Agreement.

“Closing Price” has the meaning ascribed to it in Section 3.05(a).

“Code” means the United States Internal Revenue Code of 1986, as amended, and any successor thereto.

“Common Stock” means the common stock, $0.01 par value per share, of Parent.

“Common Unit” means a Unit representing a fractional part of the Company Interests of the Members and having the rights and obligations specified with respect to the Common Units in this Agreement, but does not include any Junior Unit, Preferred Unit or any other Unit specified in a Unit Designation as being other than a Common Unit.

“Company” has the meaning set forth in the preamble to this Agreement.

“Company Interest” means the interest of a Member in Profits, Losses and Distributions.

“Company Minimum Gain” has the meaning set forth in Treasury Regulations Section 1.704-2(b)(2) for the phrase “partnership minimum gain.” The amount of Company Minimum Gain, as well as any net increase or decrease in Company Minimum Gain, for a Fiscal Period shall be determined in accordance with the rules of Treasury Regulations Section 1.704-2(d).

“Credit Agreement” means the Second Amended and Restated Credit Agreement effective October 2, 2014, among Graphic Packaging International and certain of its Subsidiaries, as Borrowers; Bank of America, N.A. as Administrative Agent, L/C Issuer, Swing Line Lender, Swing Line Euro Tranche Lender and Alternative Currency Funding Fronting Lender; and the other agents named therein and several lenders from time to time parties thereto.

“Distribution” (and, with a correlative meaning, “Distribute”) means each distribution made by the Company to a Member with respect to such Member’s Units, whether in cash, property or securities of the Company and whether by liquidating distribution or otherwise; provided, however, that any recapitalization that does not result in the distribution of cash or property to Members or any exchange of securities of the Company, and any subdivision (by Unit split or otherwise) or any combination (by reverse Unit split or otherwise) of any outstanding Units, shall not be a Distribution.

“DLLCA” means the Delaware Limited Liability Company Act, 6 Del.C. § 18-101, et seq.

“Drag-Along Right” has the meaning set forth in Section 10.05(a).

“Equity Securities” means, with respect to any Person, (a) units or other equity interests in such Person (including other classes or groups thereof having such relative rights, powers and duties as may from time to time be established by such Person), (b) obligations, evidences of indebtedness or other securities or interests convertible or exchangeable into any of the foregoing, and (c) warrants, options or other rights to purchase or otherwise acquire from such Person any of the foregoing.

“Event of Withdrawal” means the expulsion, bankruptcy or dissolution of a Member or the occurrence of any other event that terminates the continued membership of a Member in the Company.

“Exchange Agreement” means that certain Exchange Agreement, dated as of the date hereof, among Impala, Gazelle Holdco, Parent and the Company.

“Exchange Rate” has the meaning set forth in the Exchange Agreement.

“Excluded Securities” has the meaning set forth in Section 3.04.

“Exercise Notice” has the meaning set forth in Section 3.05(c).

“Fair Market Value” means, with respect to any asset, except as otherwise provided in this Agreement, its fair market value determined according to ARTICLE XIV.

“Fiscal Period” means the Fiscal Year or any interim accounting period within a Fiscal Year established by the Company and which is permitted or required by Section 706 of the Code, including at such times as the Gross Asset Values of assets are adjusted pursuant to clause (iii) of the definition of “Gross Asset Value” in this Section 1.01.

“Fiscal Year” means the Company’s annual accounting period established pursuant to Section 8.02.

“Formation Date” has the meaning set forth in the recitals to this Agreement.

“Gazelle Holdco” has the meaning set forth in the recitals to this Agreement.

“Governance Agreement” means that certain Governance Agreement, dated as of the date hereof, between Impala and Parent.

“Governmental Entity” means any United States federal, state or local, or foreign, international or supranational, government, court or tribunal, or administrative, executive, governmental or regulatory or self-regulatory body, agency or authority thereof.

“Graphic Packaging International” means Graphic Packaging International, LLC (f/k/a Graphic Packaging International, Inc.), a Delaware limited liability company.

“Gross Asset Value” with respect to any asset, the asset’s adjusted basis for U.S. federal income tax purposes, except that (i) the initial Gross Asset Value of any asset contributed or deemed contributed by a Member to the Company shall be the gross Fair Market Value of such asset, provided that the initial Fair Market Values of the assets contributed (or deemed contributed) to the Company on the Closing Date shall be determined by the Managing Member in consultation with Impala and if the Managing Member and Impala are unable to agree as to the determination of the initial Fair Market Values of the assets, the dispute shall be resolved pursuant to the dispute resolution process set forth in Section 14.02; (ii) the Gross Asset Value of any property of the Company distributed to any Member shall be adjusted to equal the gross Fair Market Value of such property on the date of Distribution as determined by the Managing Member; (iii) the Gross Asset Values of all assets of the Company shall be increased (or decreased) to equal the gross Fair Market Value at any other time permitted by Treasury Regulations Section 1.704-1(b)(2)(iv)(f)(5) unless the Managing Member determines reasonably and in good faith that such adjustment is not necessary or appropriate to reflect the relative economic interests of the Members; and (iv) the Gross Asset Values of all assets of the Company will be adjusted upon the occurrence of any other event to the extent determined by the Managing Member to be necessary to properly reflect the Gross Asset Values in accordance with the standards set forth in Treasury Regulations Section 1.704-1(b)(2)(iv)(q).

“Gross Liability Value” means, with respect to any Obligation of the Company, the amount of cash that a willing assignor would pay to a willing assignee to assume such Liability in an arm’s-length transaction.

“Holder” means either (a) a Member or (b) an Assignee that owns a Unit.

“Incentive Plan” means any equity incentive or similar plan or agreement under which Parent may issue shares of Common Stock or warrants, options, restricted share award or other rights to purchase or otherwise acquire shares of Common Stock to existing and former directors, officers, employees and other Persons providing services to Parent, the Company and their Subsidiaries from time to time.

“Investment Company Act” means the U.S. Investment Company Act of 1940.

“Impala” has the meaning set forth in the recitals to this Agreement.

“Impala Holder” means Impala or any Permitted Transferee of Impala.

“Intermediate Entity” means any Subsidiary of Parent that, directly or indirectly, owns an equity interest in Gazelle Holdco.

“Issuance Notice” has the meaning set forth in Section 3.05(b).

“Junior Unit” means a Unit representing a fractional part of the Company Interests of the Members that the Managing Member has authorized pursuant to Section 3.02 that has distribution rights that are inferior or junior to the Common Units.

“Law” means any United States federal, state or local or foreign law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Entity.

“Losses” means the net loss the Company generates with respect to a Fiscal Period, as determined for U.S. federal income tax purposes; provided, however, that such loss (i) shall be decreased by the amount of all income during such period that is exempt from U.S. federal income tax, (ii) shall be increased by the amount of all expenditures that the Company makes during such period that are not deductible for U.S. federal income tax purposes and that do not constitute capital expenditures, and (iii) shall not include any items that are specially allocated pursuant to Section 5.03. If the Gross Asset Value of an asset of the Company differs from its adjusted basis for U.S. federal, state, or local income tax purposes, the amount of depreciation, amortization, and other cost recovery deductions shall be determined in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(g), and the amount of gain or loss from a disposition of such asset shall be computed by reference to such Gross Asset Value. If the Gross Asset Value of an asset is adjusted pursuant to clauses (ii) or (iii) of the definition of Gross Asset Value, the adjustment amount shall be treated as gain or loss from the disposition of the asset. In the event the Book Value of any Obligation is adjusted pursuant to clause (ii) or (iii) of the definition of “Book Value” in Section 1.01, the amount of any such adjustment shall be treated for purposes hereof as an item of loss (if the adjustment increases the Book Value of such Liability of the Company) or of gain (if the adjustment decreases the Book Value of such Liability of the Company). In determining Losses, income, gain, deduction or loss resulting from the satisfaction of, or accrual for federal income tax purposes of items with respect to, an Obligation of the Company with a Book Value that differs from its adjusted issue price (if any) shall be computed by reference to the Book Value of such Obligation, with the extent to which the Book Value of such Obligation is treated as satisfied or otherwise taken into account being determined under any reasonable method adopted by the Managing Member.

“Majority Members” means the Members (including the Managing Member) holding a majority of the Voting Units then outstanding.

“Managing Member” means Gazelle Holdco, or any of its successors or assigns, or any, in its capacity as the managing member of the Company.

“Member” means, as of any date of determination, (a) Impala and the Managing Member and (b) any Person admitted to the Company as a Substituted Member or Additional Member in accordance with ARTICLE XI, but in each case only so long as such Person is shown on the Schedule of Members as a Member, in each case, that has not ceased to be a member of the Company pursuant to the Act and this Agreement, in such Person’s capacity as a member of the Company.

“Member Nonrecourse Debt” has the meaning of “partner nonrecourse debt” that is set forth in Treasury Regulations Section 1.704-2(b)(4).

“Member Nonrecourse Debt Minimum Gain” has the meaning of “partner nonrecourse debt minimum gain” that is set forth in Treasury Regulations Section 1.704-2(i)(2).

“Member Nonrecourse Deductions” has the meaning of “partner nonrecourse deductions” that is set forth in Treasury Regulations Section 1.704-2(i)(1) and (2).

“Member Tax Distribution” has the meaning set forth in Section 4.01(b)(i).

“Nonrecourse Deductions” has the meaning set forth in Treasury Regulations Section 1.704-2(b)(1).

“Obligation” has the meaning assigned to that term in Treasury Regulations Section 1.752-1(a)(4)(ii).

“Officer” has the meaning set forth in Section 6.01(b).

“Original LLC Agreement” has the meaning set forth in the recitals to this Agreement.

“Other Agreements” has the meaning set forth in Section 10.04.

“Partnership Representative” has the meaning set forth in Section 9.02.

“Parent” has the meaning set forth in the preamble to this Agreement, together with its successors and assigns.

“Parent Sections” means Sections 3.03, 3.04, 3.05(g), 3.11 and 3.12.

“Parent Tax Distribution” has the meaning set forth in Section 4.01(b)(i).

“Percentage Interest” means, with respect to each Member, as to any class or series of Units, the fraction, expressed as a percentage, the numerator of which is the aggregate number of Units of such class or series held by such Member and the denominator of which is the total number of Units of such class or series held by all Members. If not otherwise specified, “Percentage Interest” shall be deemed to refer to Common Units.

“Permitted Transfer” has the meaning set forth in Section 10.02.

“Permitted Transferee” has the meaning set forth in Section 10.02.

“Person” means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization, limited liability company or governmental or other entity.

“Preferred Unit” means a Unit representing a fractional part of the Company Interests of the Members that the Managing Member has authorized pursuant to Section 3.02 that has distribution rights that are superior or prior to the Common Units.

“Proceeding” has the meaning set forth in Section 7.04(a).

“Profits” means, for each Fiscal Period, the net income of the Company, as determined for U.S. federal income tax purposes; provided, however, that such income (i) shall be increased by the amount of all income during such period that is exempt from U.S. federal income tax, (ii) shall be decreased by the amount of all expenditures that the Company makes during such period that are not deductible for U.S. federal income tax purposes and that do not constitute capital expenditures, and (iii) shall not include any items that are specially allocated pursuant to Section 5.03. If the Gross Asset Value of an asset of the Company differs from its adjusted basis for U.S. federal, state, or local income tax purposes, the amount of depreciation, amortization, and other cost recovery deductions shall be determined in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(g), and the amount of gain or loss from a disposition of such asset shall be computed by reference to such Gross Asset Value. If the Gross Asset Value of an asset is adjusted pursuant to clauses (ii) or (iii) of the definition of Gross Asset Value, the adjustment amount shall be treated as gain or loss from the disposition of the asset. In the event the Book Value of any Obligation is adjusted pursuant to clause (ii) or (iii) of the definition of “Book Value” in Section 1.01, the amount of any such adjustment shall be treated for purposes hereof as an item of loss (if the adjustment increases the Book Value of such Liability of the Company) or gain (if the adjustment decreases the Book Value of such Liability of the Company). In determining Profits, income, gain, deduction or loss resulting from the satisfaction of, or accrual for federal income tax purposes of items with respect to, an Obligation of the Company with a Book Value that differs from its adjusted issue price (if any) shall be computed by reference to the Book Value of such Obligation, with the extent to which the Book Value of such Obligation is treated as satisfied or otherwise taken into account being determined under any reasonable method adopted by the Managing Member.

“Pro Rata Portion” means, with respect to an Impala Holder, on any issuance date for Equity Securities of Parent, the number of Equity Securities of Parent equal to the product of (i) the total number of Equity Securities proposed to be issued by Parent on such date (without giving effect to any reduction in such number of Equity Securities pursuant to Section 3.05(d)) and (ii) the fraction determined by dividing (x) the number of shares of Common Stock owned by such Impala Holder immediately prior to such issuance by (y) the total number of shares of Common Stock outstanding on such date immediately prior to such issuance in each case (x) and (y), on an as-exchanged or as-converted basis (assuming solely for this purpose any such exchange or conversion is not settled in cash) with respect to any Equity Securities of Parent owned by the Impala Holders.

“Purchase Right” has the meaning set forth in Section 3.05(a).

“Qualifying Financing” means any incurrence of indebtedness in an original principal amount equal to or in excess of $75,000,000 incurred by Parent, the Company or any Subsidiary thereof that does not contain provisions restricting the ability of the Company to make dividends or distributions that are not, taken as a whole, more restrictive than the most restrictive of such provisions contained in a Specified Contract as of the date of this Agreement.

“Qualifying Issuance” has the meaning set forth in Section 3.05(a).

“Qualifying Refinancing” means any refinancing, replacement, renewal, modification, restatement, substitution, supplement, reissuance, resale or extension of any Specified Contract that does not contain provisions restricting the ability of the Company to make dividends or distributions that are not, taken as a whole, more restrictive than the most restrictive of such provisions contained in a Specified Contract as of the date of this Agreement.

“Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of the date hereof, between Impala and Parent.

“Regulatory Allocations” has the meaning set forth in Section 5.03(h).

“Schedule of Members” has the meaning set forth in Section 3.01(a).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933.

“Specified Contract” means each of (i) the Indenture, dated as of September 29, 2010, among Graphic Packaging International and Parent and the other note guarantors party thereto, and U.S. Bank National Association, as Trustee; (ii) the Supplemental Indenture, dated as of April 2, 2013, among Graphic Packaging International, the guarantors named therein and the Trustee; (iii) the Indenture dated as of November 6, 2014, by and among Graphic Packaging International, the guarantors named therein and the Trustee; (iv) the First Supplemental Indenture dated as of November 6, 2014 by and among Graphic Packaging International the guarantors named therein and the Trustee; (v) the Second Supplemental Indenture dated as of August 11, 2016 by and among Gazelle International, Parent, the other guarantors named therein and the Trustee, (vi) the Credit Agreement, (vii) any agreement, document, indenture, instrument, note or other similar contract relating to a Qualifying Financing and (viii) any agreement, document, indenture, instrument, note or other similar contract relating to a Qualifying Refinancing.

“Subsidiary” means, with respect to any Person, another Person, an amount of the voting securities or other voting ownership interests of which is sufficient, together with any contractual rights, to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the gains, losses or equity interests of which), or to direct the management or policies, is owned or controlled directly or indirectly by such first Person (or one or more of the other Subsidiaries of such Person or a combination thereof).

“Substituted Member” means a Person that is admitted as a Member to the Company pursuant to Section 11.01.

“Tag-Along Right” has the meaning set forth in Section 10.05(c).

“Tag-Along Sale” has the meaning set forth in Section 10.05(c).

“Tax Distribution Date” has the meaning set forth in Section 4.01(b)(i).

“Tax Distributions” has the meaning set forth in Section 4.01(b)(i).

“Tax Receivable Agreement” means that certain Tax Receivable Agreement, dated as the date hereof, between Parent and Impala.

“Threshold Percentage” means 5% of the Units.

“Transaction Agreement” has the meaning ascribed to it in the recitals to this Agreement.

“Transaction Agreement Parties” has the meaning ascribed to it in the recitals to this Agreement.

“Transfer” (and, with a correlative meaning, “Transferring”) means any sale, exchange, hypothecation, transfer, assignment, pledge, encumbrance or other disposition of (whether directly or indirectly, whether with or without consideration and whether voluntarily or involuntarily or by operation of Law) (a) any interest (legal or beneficial) in any Equity Securities (including, as applicable, Units) or (b) any equity or other interest (legal or beneficial) in any Member if a majority of the assets held, directly or indirectly, by such Member consist of Units.

“Treasury Regulations” means the regulations promulgated under the Code.

“Unit” means a Company Interest of a Member or a permitted Assignee in the Company representing a fractional part of the Company Interests of all Members and Assignees as may be established by the Managing Member from time to time in accordance with Section 3.02; provided, however, that any class or group of Units issued shall have the relative rights, powers and duties set forth in this Agreement, and the Company Interest represented by such class or group of Units shall be determined in accordance with such relative rights, powers and duties.

“Unit Designation” shall have the meaning ascribed to it in Section 3.02(b).

“Unwinding Event” shall have the meaning ascribed to it in Section 10.02.

“Voting Units” means (a) the Common Units and (b) any other Units other than Units that by their express terms do not entitle the record holder thereof to vote on any matter presented to the Members generally under this Agreement for approval; provided that (i) no vote by Voting Units shall have the power to override any action taken by the Managing Member or to remove or replace the Managing Member, (ii) the Voting Units have no ability to take part in the conduct or control of the Company’s business and (iii) notwithstanding any vote by Voting Units hereunder, the Managing Member shall retain exclusive management power over the business and affairs of the Company in accordance with Section 6.01(a).

ARTICLE II

ORGANIZATIONAL MATTERS

Section 2.01 Formation of Company. Pursuant to the Transactions (as defined in the Transaction Agreement), the Company was formed on the Formation Date pursuant to the provisions of the DLLCA.

Section 2.02 Limited Liability Company Agreement. The Members hereby execute this Agreement for the purpose of governing the affairs of the Company and the conduct of its business in accordance with the provisions of the DLLCA. This Agreement shall constitute the “limited liability company agreement” (as that term is used in the DLLCA) of the Company effective as of the date set forth above. The Members hereby agree that during the term of the Company set forth in Section 2.06 the rights and obligations of the Members with respect to the Company will be determined in accordance with the terms and conditions of this Agreement and the DLLCA. On any matter upon which this Agreement is silent, the DLLCA shall control. No provision of this Agreement shall be in violation of the DLLCA and to the extent any provision of this Agreement is in violation of the DLLCA, such provision shall be void and of no effect to the extent of such violation without affecting the validity of the other provisions of this Agreement; provided, however, that where the DLLCA provides that a provision of the DLLCA shall apply “unless otherwise provided in a limited liability company agreement” or words of similar effect, the provisions of this Agreement shall in each instance control. Notwithstanding any provision of this Agreement to the contrary, no Holder shall be entitled to appraisal or dissenters’ rights under any circumstances and no appraisal or dissenters’ rights may be granted under Section 18-210 of the DLLCA or otherwise.

Section 2.03 Name. The name of the Company shall be “Graphic Packaging International Partners, LLC.” The Managing Member in its sole discretion may change the name of the Company at any time and from time to time. Notification of any such change shall be given to all of the Members. The Company’s business may be conducted under its name and/or any other name or names deemed advisable by the Managing Member.

Section 2.04 Purpose. The primary business and purpose of the Company shall be to engage in such activities as are permitted under the DLLCA and determined from time to time by the Managing Member in accordance with the terms and conditions of this Agreement.

Section 2.05 Principal Office; Registered Office. The principal office of the Company shall be at such place as the Managing Member may from time to time designate. The address of the registered office of the Company in the State of Delaware shall be 251 Little Falls Drive, Wilmington, DE 19808 and the registered agent for service of process on the Company in the State of Delaware at such registered office shall be the Corporation Service Company. The Managing Member may from time to time change the Company’s registered agent and registered office in the State of Delaware.

Section 2.06 Term. The term of the Company commenced upon the filing of the Certificate in accordance with the DLLCA and shall continue in existence until dissolution of the Company in accordance with the provisions of ARTICLE XIII.

Section 2.07 No State-Law Partnership. The Members intend that the Company not be a partnership, and that no Member be a partner of any other Member by virtue of this Agreement, for any purposes other than as set forth in the last sentence of this Section 2.07, and neither this Agreement nor any other document entered into by the Company or any Member relating to the subject matter hereof shall be construed to suggest otherwise. The Members intend that the Company shall be treated as a partnership for U.S. federal and, if applicable, state or local income tax purposes, and that each Member and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment.

ARTICLE III

MEMBERS; UNITS; CAPITALIZATION

Section 3.01 Members.

(a) Impala is hereby admitted as an additional Member of the Company effective as of the completion of the Closing Date. The Company shall maintain a schedule setting forth: (i) the name and address of each Member; (ii) the aggregate number of outstanding Units and the number and class of Units held by each Member; (iii) the aggregate amount of cash Capital Contributions that has been made by the Members; and (iv) the Fair Market Value of any Capital Contributions other than cash that has been made by the Members (including, if applicable, a description and the amount of any liability assumed by the Company or to which contributed property is subject) (such schedule, the “Schedule of Members”).

(b) The applicable Schedule of Members in effect immediately following the admission of Impala as a Member of the Company is set forth as Schedule 1 to this Agreement. The Schedule of Members shall be the definitive record of ownership of each Unit of the Company and all relevant information with respect to each Member. The Company shall be entitled to recognize the exclusive right of a Person registered on its records as the owner of Units for all purposes and shall not be bound to recognize any equitable or other claim to or interest in Units on the part of any other Person, whether or not it shall have express or other notice thereof, except as otherwise provided by the DLLCA.

(c) No Member shall be required or, except as contemplated by the Transaction Agreement or as approved by the Managing Member pursuant to Section 6.01 and in accordance with the other provisions of this Agreement, permitted to contribute or loan any money or property to the Company or borrow any money or property from the Company.

Section 3.02 Units. Company Interests shall be represented by Units, or other securities of the Company, in each case as issued by the Company as the Managing Member may establish in its discretion in accordance with the terms and subject to the restrictions hereof.

(a) Immediately after the execution hereof, the Units will be comprised of Common Units. Common Units shall, for all purposes hereunder, vote together as a single class.

(b) Subject to the provisions of this Agreement, the Managing Member is hereby authorized to cause the Company to issue additional Company Interests for any Company purpose (including if the Managing Member determines that the Company requires additional funds), at any time or from time to time, to the Members (including the Managing Member) or to other Persons, and to admit such Persons as Additional Members, for such consideration and on such terms and conditions as shall be established by the Managing Member, all without the approval of any Member or any other Person. Without limiting the foregoing, the Managing Member is expressly authorized to cause the Company to issue Units (i) upon the conversion, redemption or exchange of any debt, Units or other securities issued by the Company, (ii) for less than Fair

Market Value, (iii) for no consideration, (iv) in connection with any merger of any other Person into the Company, or (v) upon the contribution of property or assets to the Company. Any additional Company Interests may be issued in one or more classes, or one or more series of any of such classes, with such designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption (including rights that may be senior or otherwise entitled to preference over existing Company Interests) as shall be determined by the Managing Member, in its sole and absolute discretion and without the approval of any other Member or any other Person, and set forth in a written document thereafter attached to and made an exhibit to this Agreement, which exhibit shall be an amendment to this Agreement and shall be incorporated herein by this reference (each, a “Unit Designation”) without the approval of any other Member or any other Person. Without limiting the generality of the foregoing, the Managing Member shall have authority to specify, in its sole and absolute discretion: (A) the allocations of items of Company income, gain, loss, deduction and credit to each such class or series of Company Interests; (B) the right of each such class or series of Company Interests to share (on a pari passu, junior or preferred basis) in Distributions; (C) the rights of each such class or series of Company Interests upon dissolution and liquidation of the Company; (D) the voting rights, if any, of each such class or series of Company Interests; and (E) the conversion, redemption or exchange rights applicable to each such class or series of Company Interests. Except to the extent specifically set forth in any Unit Designation, a Company Interest of any class or series other than a Common Unit shall not entitle the holder thereof to vote on, or consent to, any matter. Upon the issuance of any additional Company Interest, the Managing Member shall update the Schedule of Members and the books and records of the Company as appropriate to reflect such issuance.

(c) No additional Units shall be issued to Gazelle Holdco or any of its Affiliates unless (i) the additional Units are issued to all Members holding Common Units in proportion to their respective Percentage Interests in the Common Units, (ii)(a) the additional Units are (x) Common Units issued in connection with an issuance of Common Stock, or (y) Units (other than Common Units) issued in connection with an issuance of Equity Securities of Parent or other interests in Parent (other than Common Stock), and (b) Gazelle Holdco contributes to the Company the cash proceeds or other consideration received in connection with the issuance of such Common Stock or other Equity Securities or other interests in Parent, (iii) the additional Units are issued upon the conversion, redemption or exchange of Units issued by the Company or (iv) the additional Units are issued pursuant to Section 3.03, Section 3.04, or Section 3.12.

Section 3.03 Incentive Plans. If at any time Parent issues a share of Common Stock under an Incentive Plan whether by the exercise of a stock option (or the exercise of any other instrument that entitles the holder thereof to purchase a share of Common Stock) the grant of a restricted share award, the settlement of a restricted stock unit award or otherwise, the following will occur:

(a) the net proceeds (including the amount of the exercise price paid by the owner or the promissory note representing any loan made by Parent to the owner with respect to a stock purchase award, which promissory note will be deemed to have a Fair Market Value equal to the original principal balance of the promissory note), if any, received by Parent with respect to the share of Common Stock will be paid or transferred by Parent to Gazelle Holdco (including through Intermediate Entities, if applicable) and from Gazelle Holdco to the Company, which amounts will be treated for U.S. federal income tax purposes as having been paid to the Company by the person to whom the share of Common Stock is issued;

(b) Gazelle Holdco will be deemed to make an additional Capital Contribution to the Company of an amount of cash equal to:

(i) the Closing Price on the date the share is issued (or, if earlier, the date the related option or other instrument is exercised), reduced by

(ii) the amount paid to the Company as described under subsection (a) above, if any;

(c) Parent will be deemed to sell to Gazelle Holdco (including through Intermediate Entities, if applicable) and Gazelle Holdco will be deemed to sell to the Company a share of Common Stock for an amount of cash equal to the sum of:

(i) the additional deemed Capital Contribution made by Gazelle Holdco to the Company in subsection (b) above, and

(ii) the amount paid to the Company as described under subsection (a) above, if any,

and to deliver such share of Common Stock to its owner under the Incentive Plan (the parties acknowledging that the deemed purchase will not cause the Company to own the shares of Common Stock for any purpose, including for the purpose of determining stockholders entitled to receive dividends or vote);

(d) in exchange for the payment by Gazelle Holdco to the Company described in subsection (a) above and the deemed Capital Contribution by Gazelle Holdco to the Company described in subsection (b) above (which aggregate amount will be credited to the Capital Account of Gazelle Holdco), the Company will issue to Gazelle Holdco a number of Common Units equal to the inverse of the Exchange Rate registered in the name of Gazelle Holdco for each share of Common Stock issued by Parent under the Incentive Plan;

(e) the Company will claim any compensation deductions attributable to the issuance or vesting, as the case may be, of shares of Common Stock and any other deductions available by reason of shares issued pursuant to an Incentive Plan (including, as applicable, as a result of an election under Code Section 83(b)), which deductions will be allocated among the Members in accordance with ARTICLE V;

(f) if the owner of any share of Common Stock issued pursuant to an Incentive Plan has timely made an election under Code Section 83(b) with respect to that share of Common Stock and the share of Common Stock is subsequently forfeited, then each of the actual and deemed steps described in subsections (a) through (e) above with respect to that share of Common Stock will be reversed including the reversion of that share of Common Stock to Parent, the cancellation of the Common Unit issued to Parent and the reversal, if and to the extent required by Treasury Regulations Section 1.83-6(c) or other applicable Tax Law, of any compensation deductions previously allocated to the Members; and

(g) if a share of Common Stock issued under an Incentive Plan is subject to a substantial risk of forfeiture and is not transferable for purposes of Code Section 83, and if a valid election under Code Section 83(b) has not been made with respect to such share of Common Stock, the foregoing transactions shall be deemed to occur for U.S. federal income tax purposes when such share of Common Stock is either transferable or no longer subject to a substantial risk of forfeiture for purposes of Code Section 83. Until such time, for U.S. federal income tax purposes (including for purposes of maintaining Capital Accounts and computing Profits, Losses and related items), such share of Common Stock shall not be deemed to have been issued and any distributions with respect to such share of Common Stock shall for such purposes be treated as compensation paid to the holder thereof by the Company.

Section 3.04 Common Stock and Other Issuances. If at any time Parent issues a share of Common Stock or any other class or series of Equity Securities of Parent (other than shares of Common Stock under an Incentive Plan), (i) the net proceeds received by Parent with respect to the share of Common Stock or such other Equity Securities, if any, will be paid or transferred by Parent through Intermediate Entities (if applicable) and through Gazelle Holdco to the Company, and (ii) the Company shall issue to Gazelle Holdco a number of Common Units equal to the inverse of the Exchange Rate registered in the name of Gazelle Holdco for each share of Common Stock (or, with respect to any issuance by Parent of Equity Securities other than Common Stock, one Unit that is substantially equivalent to the Equity Securities issued by Parent as determined by the Managing Member) issued by Parent pursuant to the foregoing clause (i); provided, however, that (i) if Parent issues any Equity Securities in order to purchase or fund the purchase of Units by Parent or its wholly-owned direct or indirect subsidiaries from another Member, then the Company shall not issue any new Units in connection therewith and Parent through Intermediate Entities (if applicable) and Gazelle Holdco shall not transfer such net proceeds to the Company (it being understood that such net proceeds shall be transferred to such other Member as consideration for such purchase), (ii) if Parent issues any Common Stock in order to fund any payment by Parent or Gazelle Holdco under the Tax Receivable Agreement, then the Company shall not issue any new Units in connection therewith, Parent through Intermediate Entities (if applicable) and Gazelle Holdco shall not transfer such net proceeds to the Company (it being understood that such net proceeds shall be used to fund such payment) and the Company shall not make any Tax Distribution in order to fund such payment, and (iii) notwithstanding anything herein to the contrary, Parent may issue Common Stock or other Equity Securities in connection with (A) an acquisition from a Person that is not an Affiliate of Parent of Units or a business, property or other asset to be owned, directly or indirectly, by the Company (and which is contributed to the Company or one of its Subsidiaries), (B) a dividend or distribution (including any stock split) of Common Stock or other Equity Securities of Parent, (C) upon a conversion, redemption or exchange of other Equity Securities of Parent, (D) upon a conversion, redemption, exchange of any Debt incurred by or on behalf of Parent, Gazelle Holdco or the Issuer into Common Stock or other Equity Securities of Parent if the proceeds of such Debt are or have previously been provided to the Company, (E) in connection with an acquisition of Units, (F) any recapitalization of Parent, or (G) any merger, consolidation, reorganization or other combination of the Company with or into another entity that is not an Affiliate of Parent, and any Common Stock or Equity Securities issued in connection with the foregoing clauses (A) through (G) shall constitute “Excluded Securities”. This Section 3.04 shall not apply to the issuance and distribution to holders of shares of Parent common stock of rights to purchase Equity Securities of Parent under a “poison pill” or similar shareholder rights plan (it being understood that upon exchange for Common Stock pursuant to the Exchange Agreement, such Common Stock would be issued together with a corresponding right), but shall apply to the issuance of Common Stock or other Equity Securities of Parent in connection with the exercise or settlement of such rights, warrants, options or other rights or property.

Section 3.05 Acquisition of Units.

(a) The Company hereby grants to each Impala Holder the right (the “Purchase Right”) to purchase up to its Pro Rata Portion of any Units that are proposed to be issued to Gazelle Holdco pursuant to Section 3.04 (other than any Units issuable in respect of any Excluded Securities or shares of Common Stock or other Equity Securities of Parent issued pursuant to Section 3.03), provided that solely with respect to any issuance of Common Units with respect to the issuance by Parent of shares of Common Stock, such right shall terminate automatically if Impala (i) exchanges any Common Units pursuant to the Exchange Agreement or (ii) otherwise Transfers any Common Units to any Person other than to a Permitted Transferee.

(b) The Company shall give written notice (an “Issuance Notice”) of any proposed issuance or sale described in Section 3.05(a) to each Impala Holder no less than ten (10) Business Days prior to the date of the proposed issuance or sale of any Equity Securities of Parent to which the Purchase Right would be applicable. The Issuance Notice shall set forth the material terms and conditions of the proposed issuance, including:

(i) the number and class of Parent Equity Securities and associated Units to be issued;

(ii) if the Units to be issued are not Common Units, a description of the material terms and conditions of such Units;

(iii) the proposed issuance date; and

(iv) the proposed purchase price per Unit (or equivalent purchase price per Equity Security), or a statement that Units are to be issued on account of Equity Securities of Parent to be issued in an underwritten offering.

(c) Subject to Section 3.05(d), each Holder shall for a period of ten (10) Business Days following the receipt of an Issuance Notice have the right to elect irrevocably to purchase up to its Pro Rata Portion of the Units proposed to be issued to Gazelle Holdco by delivering a written notice to Parent (an “Exercise Notice”). If, at the termination of such ten (10) Business Day period, a Holder shall not have delivered an Exercise Notice to Parent, such Holder shall be deemed to have waived all of its rights under this Section 3.05 with respect to the purchase of such Equity Securities of Parent.

(d) The purchase price for each Unit as to which an Exercise Notice is delivered shall be the purchase price set forth in the Issuance Notice, provided that in the case of an underwritten offering the purchase price for each such Unit shall equal the purchase price payable by investors for each such Equity Security in such underwritten offering, without deduction for any underwriting discount or commission. To the extent an Exercise Notice has been delivered, (i) Parent shall reduce the number of Equity Securities offered by the number of Equity Securities with respect to which an Exercise Notice has been received and (ii) the applicable Impala Holder shall be entitled to purchase from the Company a number of Units (including, if applicable, Common Units) equal to the number of Equity Securities as to which such Impala Holder has delivered an Exercise Notice, with such Units being substantially equivalent to the Equity Securities issued by Parent. Parent shall use commercially reasonable efforts to notify each Impala Holder of any change in the number of Equity Securities proposed to be issued in an underwritten offering, and Parent and such Impala Holder shall make equitable adjustments to the Pro Rata Portion applicable to each Impala Holder that are consistent with the purposes of this Section 3.05.

(e) The closing of any purchase by the Impala Holders who have delivered an Exercise Notice shall be consummated concurrently with the consummation of the issuance or sale described in the Issuance Notice; provided, however, that the closing of any purchase by a Holder may be extended beyond the closing of the transaction in the Issuance Notice to the extent necessary to obtain any required approval or consent of a governmental authority or any other third party (and Parent and the Impala Holders shall use their respective reasonable best efforts to obtain such approvals).

(f) Upon the expiration of the ten (10) Business Day period described in Section 3.05(c), Parent shall be free to sell such Equity Securities that the Impala Holders have not elected irrevocably to purchase on terms and conditions no more favorable to the purchasers thereof than those offered to the Holders in the Issuance Notice delivered in accordance with Section 3.05(b).

(g) For the avoidance of doubt, the Purchase Right and the other provisions of this Section 3.05 shall be applicable to any issuance of Equity Securities by Parent, mutatis mutandis, in which case the Exercise Notice delivered by an Impala Holder may elect, other than with respect to an offering of shares of Common Stock (for which the Purchase Right may only be exercised to purchase Common Units), that the Purchase Right is to be exercised by purchasing such Equity Securities of Parent, and upon such an election Section 3.05(d)(ii) shall be inapplicable with respect to such exercise.

Section 3.06 Certificates Representing Units; Lost, Stolen or Destroyed Certificates; Registration and Transfer of Units.

(a) Units shall not be certificated unless otherwise determined by the Managing Member. If the Managing Member determines that one or more Units shall be certificated, each such certificate shall be signed by or in the name of the Company, by the Chief Executive Officer and any other Officer designated by the Managing Member, representing the number of Units held by such holder. Such certificate shall be in such form (and shall contain such legends) as the Managing Member may determine. Any or all of such signatures on any certificate representing one or more Units may be a facsimile, engraved or printed, to the extent permitted by applicable Law. The Managing Member agrees that it shall not elect to treat any Unit as a “security” within the meaning of Article 8 of the Uniform Commercial Code unless thereafter all Units then outstanding are represented by one or more certificates.

(b) If Units are certificated, the Managing Member may direct that a new certificate representing one or more Units be issued in place of any certificate theretofore issued by the Company alleged to have been lost, stolen or destroyed, upon delivery to the Managing Member of an affidavit of the owner or owners of such certificate, setting forth such allegation. The Managing Member may require the owner of such lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Company a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

(c) Upon surrender to the Company or the transfer agent of the Company, if any, of a certificate for one or more Units, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer, in compliance with the provisions hereof, the Company shall issue a new certificate representing one or more Units to the Person entitled thereto, cancel the old certificate and record the transaction upon its books. Subject to the provisions of this Agreement, the Managing Member may prescribe such additional rules and regulations as it may deem appropriate relating to the issue, Transfer and registration of Units.

Section 3.07 Negative Capital Accounts. No Member shall be required to pay to any other Member or the Company any deficit or negative balance which may exist from time to time in such Member’s Capital Account (including upon and after dissolution of the Company).

Section 3.08 No Withdrawal. No Person shall be entitled to withdraw any part of such Person’s Capital Contribution or Capital Account or to receive any Distribution from the Company, except as expressly provided in this Agreement.

Section 3.09 Loans from Members. Loans by Members to the Company shall not be considered Capital Contributions. Subject to the provisions of Section 3.01, the amount of any such loans shall be a debt of the Company to such Member and shall be payable or collectible in accordance with the terms and conditions upon which such loans are made.

Section 3.10 Repurchase or Redemption of Parent Equity Securities If at any time any Equity Securities of Parent are redeemed, repurchased or otherwise acquired (whether by exercise of a put or call, upon forfeiture of any award granted under any Incentive Plan, automatically or by means of any other arrangement) by Parent, then the Managing Member shall cause the Company, immediately prior to such redemption, repurchase or acquisition, to redeem, repurchase or acquire a corresponding number of the Units held by Gazelle Holdco that correspond to such Equity Securities multiplied by the inverse of the Exchange Rate, at an aggregate repurchase or redemption price equal to the aggregate repurchase or redemption price of the Equity Securities being redeemed, repurchased or acquired (plus any expenses related thereto) and upon such other terms as are the same for the Equity Securities being redeemed, repurchased or acquired.

Section 3.11 Parent Right to Purchase Company Interests. Notwithstanding any other provision of this Agreement, on and for 90 days after the date on which the aggregate Percentage Interests of Impala and its Affiliates are less than the Threshold Percentage for more than a calendar quarter, Parent, directly or through one or more Subsidiaries (including Gazelle Holdco or Intermediate Entities), shall have the right, but not the obligation, to purchase all, but not less than all, of the outstanding Common Units held by Impala and its Affiliates by treating each of Impala and its Affiliates as a party who has delivered a Notice of Exchange (as defined in the Exchange Agreement) pursuant to Section 2.02 of the Exchange Agreement in respect of all of Impala and its Affiliate’s Units, by notice to Impala and its Affiliates, as applicable, that Parent has elected to exercise its rights under this Section 3.11 and that Gazelle Holdco has elected to provide a Call Election Notice (as defined in the Exchange Agreement) in respect of a Cash Election Payment (as defined in the Exchange Agreement) for all of the outstanding Common Units held by Impala and its Affiliates. Such notice given by Parent to Impala or any of its Affiliates, as applicable, pursuant to this Section 3.11 shall be treated as (i) a Call Election Notice delivered in response to a Notice of Exchange delivered to Parent and the Company by Impala and its Affiliates (ii) a Call Election Notice in respect of a Cash Election Payment (as defined in the Exchange Agreement) in respect of all of the outstanding Common Units held by Impala and its Affiliates and (iii) waiver by Parent and the Company of all requirements or limitations in Section 2.01(a) of the Exchange Agreement in respect to an exchange thereunder. Such notice given by Parent shall specify an Exchange Date (as defined in the Exchange Agreement) in respect of an exchange pursuant to this Section 3.11 that is no later than ten (10) Business Days following the date of such notice. For purposes of this Section 3.11, Section 2.02 (other than Section 2.02(c)) of the Exchange Agreement shall apply, mutatis mutandis.

Section 3.12 Dividend Reinvestment Plan, Stock Incentive Plan or Other Plan. Except as may otherwise be provided in this Article III, all amounts retained or deemed received by Parent in respect of any dividend reinvestment plan, stock incentive or other stock or subscription plan or agreement, shall either (a) be utilized by Parent to effect open market purchases of its capital stock or (b) be contributed by Parent through Gazelle Holdco and through, if applicable, Intermediate Entities, to Company in exchange for additional Common Units and, upon such contribution, the Company will issue to Gazelle Holdco a number of Common Units equal to the number of newly issued shares of Common Stock, divided by the Exchange Rate then in effect without any further act, approval or vote of any Member or any other Person.

ARTICLE IV

DISTRIBUTIONS

Section 4.01 Distributions.

(a) Distributions. To the extent permitted by applicable Law and hereunder, the Managing Member may declare Distributions out of funds or property legally available therefor in such amounts and on such terms (including the payment dates of such Distributions) as the Managing Member shall determine using such record date as the Managing Member may designate, and any such Distributions shall be made to the Members in accordance with each Member’s Percentage Interest as of the close of business on such record date; provided, however, that the Managing Member shall have the obligation to make Distributions as set forth in Section 4.01(b) and Section 13.02; and provided further that, notwithstanding any other provision herein to the contrary, no Distributions shall be made to the extent such Distribution would render the Company insolvent. For purposes of the foregoing sentence, insolvency means the inability of the Company to meet its payment obligations when due. Promptly following the designation of a record date and the declaration of a Distribution pursuant to this Section 4.01(a), the Managing Member shall give notice to each Member of the record date, the amount and the terms of the Distribution and the payment date thereof. In furtherance of the foregoing, it is intended that the Managing Member shall, to the extent permitted by applicable Law and hereunder, have the right in its sole discretion to cause the Company to make Distributions to the Members pursuant to this Section 4.01(a) in such amounts as shall enable Parent to pay dividends or to meet its obligations.

(b) Tax Distributions.

(i) On or about each date (a “Tax Distribution Date”) that is five (5) Business Days prior to each due date for a tax return of Parent, as determined without regard to extensions, or other date on which Parent is required to satisfy a tax liability (including as a result of any audit or other proceeding or pursuant to the Tax Receivable Agreement) or on which Gazelle Holdco is required to make a payment pursuant to the Tax Receivable Agreement, the Company shall be required to (x) make a Distribution through Gazelle Holdco and, if applicable, Intermediate Entities, to Parent such that Parent receives the amount required to enable Parent to meet its tax obligations, and to enable Gazelle Holdco to meet its obligations pursuant to the Tax Receivable Agreement, due on such date (a “Parent Tax Distribution”) and (y) make a Distribution to each other Member so that the Distributions made to Gazelle Holdco under clause (i) and the Distributions made to each other Member under this clause (ii) are in accordance with the Members’ respective Percentage Interests on the applicable Tax Distribution Date (a “Member Tax Distribution” and, together with Parent Tax Distributions, “Tax Distributions”).

(ii) The amount of any Tax Distribution to a Member pursuant to this Section 4.01(b) shall be treated as having been made pursuant to Section 4.01(a) and shall reduce on a dollar-for-dollar basis the amounts that otherwise would be distributed to the Members pursuant to Section 4.01(a).

Section 4.02 Restricted Distributions. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make any Distribution if such Distribution when made in accordance with the other provisions of this Agreement would violate any applicable Law or cause a breach or default under any Specified Contract.

ARTICLE V

CAPITAL ACCOUNTS; ALLOCATIONS; TAX MATTERS

Section 5.01 Capital Accounts.

(a) A separate capital account (“Capital Account”) shall be maintained for each Member in accordance with Section 704(b) of the Code, and the Treasury Regulations promulgated thereunder including Treasury Regulations Section 1.704-1(b)(2)(iv). The Capital Account of each Member as of the date hereof shall be the dollar value set forth opposite the Member’s name on the Schedule of Members.

(b) Subject to the provisions of Section 5.01(a) the Capital Account for each Member shall consist of the Member’s initial Capital Contribution (actual or deemed), increased by any additional Capital Contributions made by the Member, by the Member’s distributive share of Profits allocated pursuant to Section 5.02 and any items in the nature of income or gain which are specially allocated pursuant to Section 5.03, and by the Gross Liability Value of any Obligations which the Member assumes or is deemed to assume or which are secured by any Company property distributed to the Member, and decreased by the Member’s distributive share of Losses allocated pursuant to Section 5.02 and any items in the nature of loss or deduction which are specially allocated pursuant to Section 5.03, by any Distributions to the Member, and by the Gross Liability Value of any Obligations of the Member which the Company assumes or is deemed to assume or which are secured by property contributed by the Member to the Company. A transferee of a Member’s Interest in the Company (or a portion thereof) shall succeed to the Capital Account of such Member (or the pro rata or other appropriate portion thereof, as applicable).

(c) No interest shall be paid on the initial Capital Contributions or on any subsequent Capital Contributions. No amount distributed pursuant to Section 4.01 of this Agreement shall constitute a payment under Code Section 707(a) or Section 707(c).

Section 5.02 Allocations. After giving effect to the allocations set forth in Section 5.03, Profits or Losses shall be allocated to the Members in accordance with each Member’s Percentage Interest.

Section 5.03 Regulatory Allocations. Notwithstanding anything to the contrary in Section 5.02, the following special allocations will apply.

(a) Except as otherwise provided in Treasury Regulations Section 1.704-2(f), notwithstanding any other provision of this ARTICLE V, if there is a net decrease in Company Minimum Gain during any Fiscal Period, each Member shall be specially allocated items of Company income and gain for such Fiscal Period (and, if necessary, subsequent Fiscal Periods) in an amount that equals such Member’s share of the net decrease in Company Minimum Gain, determined in accordance with Treasury Regulations Section 1.704-2(g)(2). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant to such sentence. The items to be allocated shall be determined in accordance with Treasury Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 5.03(a) is intended to comply with the minimum gain chargeback requirement in the Treasury Regulations and shall be interpreted consistently therewith.

(b) Except as otherwise provided in Treasury Regulations Section 1.704-2(i)(4), notwithstanding any other provision of this ARTICLE V, if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any Fiscal Period, each Member that has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Treasury Regulations Section 1.704-2(i)(5), shall be specially allocated items of Company income and gain for such Fiscal Period (and, if necessary, subsequent Fiscal Periods) in an amount that equals such Member’s share of the net decrease in Member Nonrecourse Debt Minimum Gain that is attributable to such Member Nonrecourse Debt, determined in accordance with Treasury Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant to such sentence. The items to be allocated shall be determined in accordance with Treasury Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 5.03(b) is intended to comply with the minimum gain chargeback requirement in the Treasury Regulations and shall be interpreted consistently therewith.

(c) In accordance with Treasury Regulations Section 1.704-2(b)(1), any Nonrecourse Deductions for any Fiscal Period shall be specially allocated among the Members in accordance with the Members’ respective Percentage Interests.

(d) Any Member Nonrecourse Deductions for any Fiscal Period shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2(i)(1) and (2).

(e) If any Member unexpectedly received any adjustments, allocations, or distributions described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), then items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate the deficit balance in such Member’s Adjusted Capital Account Balance created by such adjustments, allocations or distributions as promptly as possible; provided that an allocation pursuant to this Section 5.03(e) shall be made only to the extent that a Member would have a deficit Adjusted Capital Account Balance in excess of such sum after all other allocations provided for in this ARTICLE V have been tentatively made as if this Section 5.03(e) were not in this Agreement. This Section 5.03(e) is intended to be a “qualified income offset” provision as described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(f) If any Member has a deficit Capital Account at the end of any Fiscal Period which is in excess of the sum of (i) the amount such Member is obligated to restore, if any, pursuant to any provision of this Agreement, and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations Section 1.704-2(g)(1) and 1.704-2(i)(5), each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible; provided that an allocation pursuant to this Section 5.03(f) shall be made only if and to the extent that a Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this ARTICLE V have been tentatively made as if Section 5.03(e) and this Section 5.03(f) were not in this Agreement.

(g) Pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m), to the extent an adjustment to the adjusted tax basis of any Company asset under Code Section 734(b) or 743(b) is required to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Members in a manner that is consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Treasury Regulations.

(h) The allocations set forth in Section 5.03(a)-(g), inclusive (the “Regulatory Allocations”), are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 5.03. Therefore, notwithstanding any other provision of this Section 5.03 (other than the Regulatory Allocations) to the contrary, the Managing Member shall make such offsetting special allocations of income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of the Agreement. In exercising its discretion, pursuant to this Section 5.03(h), the Managing Member will take into account future Regulatory Allocations that, although not yet made, are likely to offset other Regulatory Allocations previously made.

Section 5.04 Tax Allocations.

(a) Except as otherwise provided in Section 5.04(b), as of the end of each Fiscal Period, items of Company income, gain, loss, deduction, and expense shall be allocated for U.S. federal, state, and local income tax purposes among the Members in the same manner as the income, gain, loss, deduction, and expense of which such items are components were allocated to Capital Accounts pursuant to this ARTICLE V.

(b) In accordance with the principles of Code Sections 704(b) and 704(c) and the Treasury Regulations promulgated thereunder, Company income, gains, deductions, and losses with respect to any property contributed to the capital of the Company or Obligations of the Company shall be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for U.S. federal income tax purposes and its Fair Market Value or the adjusted issue price of such Obligation and its Book Value, using the “remedial method” described in Treasury Regulations Section 1.704-3(d) to the maximum extent permissible under Code Section 704(c) and the Treasury Regulations promulgated thereunder. If Company property is revalued in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(f) at any time (and the Book Value of the Obligations of the Company are adjusted at the time of such revaluation), subsequent allocations of Company income, gains, deductions and losses with respect to such property’s revaluation and its adjusted basis (and the adjustment of such Obligation’s Gross Liability Value) for U.S. federal income tax purposes in the same manner as the variation is taken into consideration under Code Section 704(c) and the Treasury Regulations thereunder.

(c) The Managing Member agrees to allocate the “nonrecourse liabilities” of the Company for purposes of Treasury Regulations Section 1.752-3(a) in a manner that avoids the recognition by the Members of gain pursuant to Code Section 731(a) or reduces the aggregate recognition of such gain by the Members for the relevant Fiscal Period, provided that such allocation shall be subject to the approval of the Impala Holder, such approval not to be unreasonably withheld, conditioned or delayed.

Section 5.05 Indemnification and Reimbursement for Payments on Behalf of a Member. Except as otherwise provided in Section 5.20(e) of the Transaction Agreement, if the Company or any of its Subsidiaries is obligated to pay any amount to a Governmental Entity (or otherwise makes a payment to a Governmental Entity) that is specifically attributable to a Member or a Member’s status as such (including U.S. federal withholding taxes, state personal property taxes and state unincorporated business taxes, but excluding payments such as professional association fees and the like made voluntarily by the Company or any of its Subsidiaries on behalf of any Member based upon such Member’s status as an employee of the Company or any of its Subsidiaries), then such Member shall indemnify the Company or its Subsidiary in full for the entire amount paid (including interest, penalties and related expenses). The Managing Member may offset Distributions to which a Member is otherwise entitled under this Agreement against such Member’s obligation to indemnify the Company or its Subsidiary under this Section 5.05. A Member’s obligation to make contributions to the Company or any of its Subsidiaries under this Section 5.05 shall survive the termination, dissolution, liquidation and winding up of the Company and its Subsidiaries, and for purposes of this Section 5.05, the Company and its Subsidiaries shall be treated as continuing in existence. Each Member hereby agrees to furnish to the Company or its Subsidiaries such information and forms as required or reasonably requested in order to comply with any laws and regulations governing withholding of tax or in order to claim any reduced rate of, or exemption from, withholding to which the Member is legally entitled. For the avoidance of doubt, if for any reason the Company or any of its Subsidiaries pays any amount pursuant to Section 6225 of the Code, or any corresponding provision of state or local law, the Member to which such payment is attributable shall be subject to the indemnification obligations of this Section 5.05.

ARTICLE VI

MANAGEMENT

Section 6.01 Authority of Managing Member.

(a) Except for situations in which the approval of any Member(s) is specifically required by this Agreement, (i) all management powers over the business and affairs of the Company shall be exclusively vested in the Managing Member and (ii) the Managing Member shall conduct, direct and exercise full control over all activities of the Company. The Managing Member shall be the “Manager” of the Company for the purposes of the DLLCA. Except as otherwise expressly provided for herein and subject to the other provisions of this Agreement, the Members hereby consent to the exercise by the Managing Member of all such powers and rights conferred on the Members by the DLLCA with respect to the management and control of the Company. Any vacancies in the position of Managing Member shall be filled in accordance with Section 6.04.

(b) The day-to-day business and operations of the Company shall be overseen and implemented by officers of the Company (each, an “Officer” and collectively, the “Officers”), subject to the limitations imposed by the Managing Member. An Officer may, but need not, be a Member. Each Officer shall be appointed by the Managing Member and shall hold office until his or her successor shall be duly designated and shall qualify or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided. Any one Person may hold more than one office. Subject to the other provisions in this Agreement (including in Section 6.07 below), the salaries or other compensation, if any, of the Officers of the Company shall be fixed from time to time by the Managing Member. The authority and responsibility of the Officers shall include such duties as the Managing Member may, from time to time, delegate to them and the carrying out of the Company’s business and affairs on a day-to-day basis. The initial officers of the Company shall be those persons appointed and designated by the Managing Member on the date hereof. All Officers shall be, and shall be deemed to be, officers and employees of the Company. An Officer may also perform one or more roles as an officer of the Managing Member.

(c) The Managing Member shall have the power and authority to effectuate the sale, lease, transfer, exchange or other disposition of any, all or substantially all of the assets of the Company (including the exercise or grant of any conversion, option, privilege or subscription right or any other right available in connection with any assets at any time held by the Company) or the merger, consolidation, reorganization or other combination of the Company with or into another entity.

Section 6.02 Actions of the Managing Member. The Managing Member may act through any Officer or through any other Person or Persons to whom authority and duties have been delegated pursuant to Section 6.07.

Section 6.03 Resignation; No Removal. The Managing Member may resign at any time by giving written notice to the Members. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the Members, and the acceptance of the resignation shall not be necessary to make it effective. For the avoidance of doubt, the Members (other than Gazelle Holdco) have no right under this Agreement to remove or replace the Managing Member.

Section 6.04 Vacancies. Vacancies in the position of Managing Member occurring for any reason shall be filled by Gazelle Holdco (or, if Gazelle Holdco has ceased to exist without any successor or assign, then by the holders of a majority in interest of the voting capital stock of Gazelle Holdco immediately prior to such cessation). For the avoidance of doubt, the Members (other than Gazelle Holdco) have no right under this Agreement to fill any vacancy in the position of Managing Member.

Section 6.05 Transactions between the Company, the Managing Member and Affiliates. The Managing Member may cause the Company to contract and deal with any Subsidiary of the Company on such terms as the Managing Member, the Company or such Subsidiary, as applicable, shall determine. Except as expressly contemplated by this Agreement, the Managing Member shall not permit the Company or any of its Subsidiaries to contract or deal with any Affiliate of the Managing Member which is not a Subsidiary of the Company.

Section 6.06 Reimbursement for Expenses. The Managing Member shall not be compensated for its services as Managing Member of the Company except as expressly provided in this Agreement. The Members acknowledge and agree that Parent’s Common Stock will be publicly traded and therefore Parent will have access to the public capital markets and that such status and the services performed by Gazelle Holdco, the Intermediate Entities and/or Parent will inure to the benefit of the Company and all Members; therefore, Gazelle Holdco, the Intermediate Entities and/or Parent shall be reimbursed by the Company for any expenses of Parent being a public company (including public reporting obligations, proxy statements, stockholder meetings, stock exchange fees, board fees, transfer agent fees, SEC and FINRA filing fees and offering expenses (but not underwriter discounts, commissions or similar costs)) and maintaining its corporate existence, but excluding any liabilities for taxes. To the extent practicable, expenses incurred by Gazelle Holdco, the Intermediate Entities or Parent on behalf of or for the benefit of the Company shall be billed directly to and paid by the Company and, if and to the extent any reimbursements to Gazelle Holdco, the Intermediate Entities or Parent by the Company pursuant to this Section 6.06 constitute gross income to such Person (as opposed to the repayment of advances made by Parent on behalf of the Company), such amounts shall be treated as “guaranteed payments” to Gazelle Holdco within the meaning of Section 707(c) of the Code and shall not be treated as Distributions for purposes of computing the Members’ Capital Accounts.

Section 6.07 Delegation of Authority. The Managing Member (a) may, from time to time, delegate to one or more Persons such authority and duties as the Managing Member may deem advisable, and (b) may assign titles (including chief executive officer, president, chief executive officer, chief financial officers, chief operating officer, vice president, secretary, assistant secretary, treasurer or assistant treasurer) and delegate certain authority and duties to such Persons as the same may be amended, restated, supplemented and/or otherwise modified from time to time. Any number of titles may be held by the same individual. The salaries or other compensation, if any, of such agents of the Company shall be fixed from time to time by the Managing Member, subject to the other provisions in this Agreement.

Section 6.08 Limitation of Liability of Managing Member.

(a) Except as otherwise provided herein or in an agreement entered into by such Person and the Company, neither the Managing Member nor any of the Managing Member’s Affiliates (including Parent and Intermediate Entities) shall be liable to the Company or to any Member that is not the Managing Member for any act or omission performed or omitted by the Managing Member in its capacity as the sole managing member of the Company pursuant to authority granted to the Managing Member by this Agreement or the DLLCA; provided, however, that, except as otherwise provided herein, such limitation of liability shall not apply to the extent the act or omission was attributable to the Managing Member’s gross negligence, willful misconduct, bad faith or knowing violation of Law or for any present or future breaches of any representations, warranties or covenants by the Managing Member or its Affiliates contained herein or in the other agreements with the Company. The Managing Member may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and shall not be responsible for any misconduct or negligence on the part of any such agent (so long as such agent was selected in good faith and with reasonable care). The Managing Member shall be entitled to rely upon the advice of legal counsel, independent public accountants and other experts, including financial advisors, and any act of or failure to act by the Managing Member in good faith reliance on such advice shall in no event subject the Managing Member to liability to the Company or any Member that is not the Managing Member.

(b) Whenever in this Agreement the Managing Member is permitted or required to take any action or to make a decision in its “sole discretion” or “discretion,” or under a grant of similar authority or latitude, the Managing Member shall be entitled to consider such interests and factors as it desires, including its own interests, and shall, to the fullest extent permitted by applicable Law, have no duty or obligation to give any consideration to any interest of or factors affecting the Company or other Members (provided that, for the avoidance of doubt, nothing in this Section 6.08(b) shall limit or otherwise affect the obligations of the parties under the Governance Agreement).

(c) Whenever in this Agreement the Managing Member is permitted or required to take any action or to make a decision in its “good faith” or under another express standard, the Managing Member shall act under such express standard and, to the extent permitted by applicable Law, shall not be subject to any other or different standards imposed by this Agreement or any other agreement contemplated herein, and, notwithstanding anything contained herein to the contrary, so long as the Managing Member acts in good faith, the resolution, action or terms so made, taken or provided by the Managing Member shall not constitute a breach of this Agreement or impose liability upon the Managing Member or any of the Managing Member’s Affiliates (provided that, for the avoidance of doubt, nothing in this Section 6.08(c) shall limit or otherwise affect the obligations of the parties under the Governance Agreement).

Section 6.09 Investment Company Act. The Members shall use their respective best efforts to ensure that the Company shall not be subject to registration as an investment company pursuant to the Investment Company Act.

Section 6.10 Outside Activities of the Managing Member. The Managing Member shall not, directly or indirectly, enter into or conduct any business or operations, or own any assets or incur any liabilities, other than in connection with (a) the ownership, acquisition and disposition of Common Units, (b) the management of the business and affairs of the Company and its Subsidiaries, (c) the operation of the Managing Member as a reporting company with a class (or classes) of securities registered under Section 12 of the U.S. Securities Exchange Act of 1934, and listed on a securities exchange, (d) the offering, sale, syndication, private placement or public offering of stock, bonds, securities or other interests, (e) financing or refinancing of any type related to the Company, its Subsidiaries or their assets or activities, and (f) such activities as are incidental to the foregoing; provided, however, that, except as otherwise provided herein, the net proceeds of any financing raised by Parent, Intermediate Entities, the Managing Member or any of their Affiliates pursuant to the preceding clauses (d) and (e) shall be made available to the Company, whether as Capital Contributions, loans or otherwise, in the same form and on terms no less favorable to the Company than the terms on which such financing was obtained by Parent, Intermediate Entities, the Managing Member or their applicable Affiliate.

ARTICLE VII

RIGHTS AND OBLIGATIONS OF MEMBERS

Section 7.01 Limitation of Liability and Duties of Members.

(a) Except as provided in this Agreement or in the DLLCA, no Member (including the Managing Member) shall be obligated personally for any debts, obligation or liability solely by reason of being a Member or acting as the Managing Member of the Company. Notwithstanding anything contained herein to the contrary, the failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business and affairs under this Agreement or the DLLCA shall not be grounds for imposing personal liability on the Members for liabilities of the Company.

(b) In accordance with the DLLCA and the laws of the State of Delaware, a Member may, under certain circumstances, be required to return amounts previously distributed to such Member. To the extent that a Member may be obligated under the DLLCA or other Delaware law to return to or for the benefit of the Company any Distribution made by the Company to or for the benefit of such Member, to the fullest extent permitted by Law, such obligation shall be deemed to be compromised within the meaning of Section 18-502(b) of the DLLCA so that, except as required by Law, the Members to whom money or property is distributed shall not be obligated to return such money or property to the Company or any other Person. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Member is obligated to make any such payment, such obligation shall be the obligation of such Member and not of any other Member.

Section 7.02 Lack of Authority. No Member, other than the Managing Member or a duly appointed Officer, in each case in its capacity as such, has the authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company or to make any expenditure on behalf of the Company. The Members hereby consent to the exercise by the Managing Member and the Officers of the powers conferred on them by Law and this Agreement.

Section 7.03 No Right of Partition. No Member, other than the Managing Member, shall have the right to seek or obtain partition by court decree or operation of Law of any Company property, or the right to own or use particular or individual assets of the Company.

Section 7.04 Indemnification.

(a) Generally. The Company shall indemnify any Person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding including any appeal therefrom (a “Proceeding”), whether civil, criminal, administrative or investigative, whether brought in the name of the Company or otherwise, by reason of the fact that he or she is or was or has agreed to become a manager, officer or employee of the Company, or while a manager, officer or employee of the Company is or was serving or has agreed to serve at the request of the Company as a director, manager, officer, employee or agent of another corporation, partnership, limited liability company, not-for-profit entity, joint venture, trust or other enterprise including service with respect to an employee benefit plan, or by reason of any action alleged to have been taken or omitted in such capacity or (in the case of a present or former manager, officer, employee or agent) in any other capacity while serving as a manager, officer, employee or agent, and may indemnify any Person who was or is a party or is threatened to be made a party to such a Proceeding by reason of the fact that he or she is or was or has agreed to become an agent of the Company, or while an agent of the Company is or was serving or has agreed to serve at the request of the Company as a manager, officer, employee or agent of another corporation, partnership, limited liability company, not-for-profit entity, joint venture, trust or other enterprise including service with respect to an employee benefit plan, against expenses (including attorneys’ fees), liabilities, loss, ERISA excise taxes or penalties, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such Proceeding to the fullest extent permitted by Delaware law, as the same exists or may hereafter be amended (but in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide prior to such amendment). Notwithstanding the foregoing, but subject to Section 7.04(e), the Company shall not be obligated to indemnify a manager, officer or employee of the Company in respect of a Proceeding (or part thereof) instituted by such Person, unless such Proceeding (or part thereof) has been authorized by the Managing Member.

(b) Successful Defense. To the extent that a present or former manager, officer or employee of the Company has been successful on the merits or otherwise in defense of any Proceeding referred to in Section 7.04(a) hereof or in defense of any claim, issue or matter therein, such Person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such Person in connection therewith.

(c) Determination that Indemnification is Proper. Any indemnification of a present or former manager, officer or employee of the Company under Section 7.04(a) hereof (unless ordered by a court) shall be made by the Company upon a determination that indemnification of the present or former manager, officer or employee is proper in the circumstances because he or she has met the applicable standard of conduct required by Delaware law to be indemnified. Any indemnification of a present or former agent of the Company under Section 7.04(a) hereof (unless ordered by a court) may be made by the Company upon a determination that indemnification of the present or former agent is proper in the circumstances because he or she has met the applicable standard of conduct required by Delaware law to be indemnified. Any such determination shall be made, with respect to a Person who is a manager or officer at the time of such determination by the Managing Member.

(d) Advance Payment of Expenses. Expenses (including attorneys’ fees) incurred by a current or former manager or officer in defending any civil, criminal, administrative or investigative Proceeding shall be paid by the Company in advance of the final disposition of such Proceeding; provided, however, that an advancement of expenses incurred by a current manager or officer in his or her capacity as a manager or officer (and not in any other capacity in which service was rendered by such manager or officer) shall be made only upon delivery to the Company of an undertaking by or on behalf of such manager or officer to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such manager or officer is not entitled to be indemnified for such expenses under this Section 7.04(d) or otherwise. Such expenses (including attorneys’ fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Company deems appropriate. The Managing Member may authorize the Company’s counsel to represent such manager, officer, employee or agent in any Proceeding, whether or not the Company is a party to such Proceeding.

(e) Procedure for Indemnification. Any indemnification of a manager, officer or employee under Sections 7.04(a) and (b), or advance of costs, charges and expenses to a present or former manager or officer under Section 7.04(d), shall be made promptly, and in any event within thirty (30) days, upon the written request of such Person. If the Company denies a written request for indemnity or advancement of expenses, in whole or in part, or if payment in full pursuant to such request is not made within thirty (30) days, the right to indemnification or advances as granted by this Section 7.04 shall be enforceable by the manager, officer or employee in any court of competent jurisdiction. Such Person’s costs and expenses (a) incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such Proceeding, or (b) incurred in connection with successfully defending, in whole or in part, a suit brought by the Company to recover an advancement of expenses pursuant to an undertaking, shall also be indemnified by the Company. (i) It shall be a defense to any such Proceeding brought by a Person seeking to enforce his or her right to indemnification (but shall not be a defense in an action brought to enforce a claim for the advancement of costs, charges and expenses under Section 7.04(d) where the required undertaking, if any, has been received by the Company), and (ii) the Company shall be entitled to recover an advancement of expenses pursuant to an undertaking upon a final adjudication of an action for such recovery, that the claimant has not met the standard of conduct required by Delaware law to be indemnified, but the burden of proving the failure to meet such standard of conduct shall be on the Company. Neither the failure of the Company (including its mangers, its independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct required by Delaware law to be indemnified, nor the fact that there has been an actual determination by the Company (including its managers, its independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall create a presumption that the claimant has not met the applicable standard of conduct.

(f) Survival; Preservation of Other Rights. The foregoing indemnification and advancement provisions shall be deemed to be a contract between the Company and each Person who is or was or has agreed to become a manager, officer or employee who serves in any such capacity at any time while these provisions as well as the relevant provisions of the DLLCA are in effect and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any Proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a “contract right” may not be modified retroactively without the consent of such manager, officer or employee.

The indemnification and advancement of expenses provided by this Section 7.04 shall not be deemed exclusive of any other rights to which those indemnified or advanced expenses may be entitled under any agreement, vote of Members or managers or otherwise, both as to action in such Person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a Person who has ceased to be a manager, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such Person.

(g) Insurance. The Company may purchase and maintain insurance on behalf of any Person who is or was or has agreed to become a manager, officer, employee or agent of the Company, or is or was serving at the request of the Company as a manager, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such Person and incurred by such Person or on such Person’s behalf in any such capacity, or arising out of such Person’s status as such, whether or not the Company would have the power to indemnify him or her against such liability under the provisions of this Section 7.04.

(h) Severability. If this Section 7.04 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify each manager, officer or employee and may indemnify each agent of the Company as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to a Proceeding, whether civil, criminal, administrative or investigative, including a Proceeding by or in the right of the Company, to the fullest extent permitted by any applicable portion of this Section 7.04 that shall not have been invalidated and to the fullest extent permitted by applicable law

Section 7.05 Members Right to Act. For matters that require the approval of the Members, the Members shall act through meetings and written consents as described in paragraphs (a) and (b) below:

(a) Except as otherwise expressly provided by this Agreement, acts by the Members holding a majority of the Voting Units (which shall in all cases include the Managing Member) voting together as a single class, shall be the acts of the Members. Any Member entitled to vote at a meeting of Members or to express consent or dissent to Company action in writing without a meeting may authorize another Person or Persons to act for it by proxy. An electronic mail or similar transmission by the Member, or a photographic, facsimile or similar reproduction of a writing executed by the Member shall (if stated thereon) be treated as a proxy executed in writing for purposes of this Section 7.05(a). No proxy shall be voted or acted upon after eleven (11) months from the date thereof, unless the proxy provides for a longer period. A proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and that the proxy is coupled with an interest. Should a proxy designate two or more Persons to act as proxies, unless that instrument shall provide to the contrary, a majority of such Persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or, if only one be present, then such powers may be exercised by that one; or, if an even number attend and a majority do not agree on any particular issue, the Company shall not be required to recognize such proxy with respect to such issue if such proxy does not specify how the votes that are the subject of such proxy are to be voted with respect to such issue.

(b) The actions by the Members permitted hereunder may be taken at a meeting called by the Managing Member or by the Members holding a majority of the Voting Units entitled to vote on such matter on at least five (5) Business Days’ prior written notice to the other Members entitled to vote, which notice shall state the purpose or purposes for which such meeting is being called. The actions taken by the Members entitled to vote or consent at any meeting (as opposed to by written consent), however called and noticed, shall be as valid as though taken at a meeting duly held after regular call and notice if (but not until), either before, at or after the meeting, the Members entitled to vote or consent as to whom it was improperly held signs a written waiver of notice or a consent to the holding of such meeting or an approval of the minutes thereof. The actions by the Members entitled to vote or consent may be taken by vote of the Members entitled to vote or consent at a meeting or by written consent, so long as such consent is signed by Members having not less than the minimum number of Units that would be necessary to authorize or take such action at a meeting at which all Members entitled to vote thereon were present and voted. Prompt notice of the action so taken, which shall state the purpose or purposes for which such consent is required and may be delivered via email, without a meeting shall be given to those Members entitled to vote or consent who have not consented in writing; provided, however, that the failure to give any such notice shall not affect the validity of the action taken by such written consent. Any action taken pursuant to such written consent of the Members shall have the same force and effect as if taken by the Members at a meeting thereof.

Section 7.06 Inspection Rights. The Managing Member may, but shall not be required to, permit any Member and each of its designated representatives to (i) visit and inspect any of the properties of the Company and its Subsidiaries, all at reasonable times and upon reasonable notice, (ii) examine the corporate and financial records of the Company or any of its Subsidiaries and make copies thereof or extracts therefrom, or (iii) consult with the Managing Members, Officers, employees and independent accountants of the Company or any of its Subsidiaries concerning the affairs, finances and accounts of the Company or any of its Subsidiaries. The presentation of an executed written consent of the Managing Member by any Member to the Company’s independent accountants shall constitute the Company’s permission to its independent accountants to participate in discussions with such Persons and their respective designated representatives. No Member, unless permitted by the Managing Member, shall have any inspection rights under Section 18-305 of the DLLCA.

ARTICLE VIII

BOOKS, RECORDS, ACCOUNTING AND REPORTS, AFFIRMATIVE COVENANTS

Section 8.01 Records and Accounting. The Company shall keep, or cause to be kept, appropriate books and records with respect to the Company’s business, including all books and records necessary to provide any information, lists and copies of documents required to be provided pursuant to applicable Laws. All matters concerning (a) the determination of the relative amount of allocations and Distributions among the Members pursuant to ARTICLE III and ARTICLE IV and (b) accounting procedures and determinations, and other determinations not specifically and expressly provided for by the terms of this Agreement, shall be determined by the Managing Member, whose determination shall be final and conclusive as to all of the Members absent manifest clerical error.

Section 8.02 Fiscal Year. The Fiscal Year of the Company shall end on December 31 of each year or such other date as may be established by the Managing Member.

ARTICLE IX

TAX MATTERS

Section 9.01 Preparation of Tax Returns.

(a) The Managing Member shall be responsible for the preparation and timely filing of all tax returns required to be filed by the Company, including arranging for the preparation of such tax return by an accounting firm or other qualified adviser. The cost of such preparation and filing shall be borne by the Company.

(b) Except as explicitly set forth in this Agreement, the Managing Member shall make any decisions with respect to tax elections or other decisions relating to taxes of the Company; provided that the Managing Member shall ensure that, effective with respect to the first Exchange (as defined in the Exchange Agreement) and continuing throughout the term of this Agreement, the Company and any of its eligible Subsidiaries will have in effect an election pursuant to Section 754 of the Code (and under any similar provisions of applicable U.S. state or local law); and provided, further, however, that in the case of any election that could reasonably be expected to have an adverse effect on Impala that is material and disproportionate as to its effect on Impala (as compared to its effect on Parent), such election shall not be made without the consent of Impala, which consent shall not be unreasonably withheld or delayed. The Managing Member shall cause the Company to furnish to each Member (i) as soon as reasonably practicable after the close of each Fiscal Year such information concerning the Company as is reasonably required for the preparation of such Member’s income tax returns and (ii) as soon as reasonably practicable after the close of each of the Company’s first three fiscal quarters of each Fiscal Year, such information concerning the Company as is reasonably required to enable the Member to calculate and pay estimated taxes, and (iii) information (including a Schedule K-1 and any comparable foreign, state and local tax forms, and book and tax basis information for the Company’s assets sufficient to allow such Member to satisfy its own obligations and make its own computations, allocations and adjustments under Sections 704(b), 704(c) and 754 of the Code) as shall be necessary to enable each Member to prepare its income tax returns and shall provide such information no later than five Business Days after the filing of the Company’s appropriate tax returns.

Section 9.02 Tax Controversies. The Managing Member is hereby designated as the “partnership representative” of the Company (the “Partnership Representative”) for purposes of Section 6223 of the Code and all applicable non-U.S. tax purposes. The Partnership Representative shall have the right to designate the individual or individuals through whom the Partnership Representative will act. In the event of any examinations of the Company’s affairs by tax authorities, including resulting administrative and judicial proceedings, the Managing Member shall control the conduct of such examinations at the Company’s expense and shall expend Company funds for professional services reasonably incurred in connection therewith; provided, that the Managing Member shall promptly provide each other Member a written notice informing the Members that the Company or any of its Subsidiaries, as applicable, is the subject of an examination by a tax authority with respect to a material tax return or that could result in a material amount of taxes (including taxes imposed on Members), shall keep each other Member reasonably informed of material developments relating to such examination and not settle such examination, to the extent relating to a matter that could reasonably be expected to have an adverse effect on any Member that is material and disproportionate as to its effect on other Members or their Affiliates, without the consent of such adversely affected Member, which consent shall not be unreasonably withheld or delayed; provided that in no event shall the Partnership Representative settle any examination without the consent of Impala if such settlement relates to the treatment of Impala’s transfer of assets and liabilities to the Company. Unless otherwise approved by all Members, in the event of an audit by the IRS, the Partnership Representative shall make, on a timely basis, the election provided by Section 6226(a) of the Code, and any corresponding elections applicable for state and local tax purposes, to treat a “partnership adjustment” as an adjustment to be taken into account by each Member in accordance with Section 6226(b) of the Code. For the avoidance of doubt, it is the intent of the Members that the Company be required to pay no amount pursuant to Section 6225 of the Code, or pursuant to any corresponding provision of state or local Law, but if the Company does pay such an amount then the provisions of Section 5.05 shall apply.

Section 9.03 Member Tax Matters. Each Member agrees that such Member shall not, except as otherwise required by applicable Law, treat, on such Member’s separate income tax returns, any item of income, gain, loss, deduction or credit relating to such Member’s interest in the Company in a manner inconsistent with the treatment of such item by the Company as reflected in the Form K-1 or other information statement furnished by the Company to such Member pursuant to Section 9.01.

ARTICLE X

RESTRICTIONS ON TRANSFER OF UNITS; PREEMPTIVE RIGHTS

Section 10.01 Transfers by Members. No Holder may Transfer or permit the Transfer of any interest in any Units, except Transfers (a) pursuant to and in accordance with the Exchange Agreement, (b) pursuant to and in accordance with Section 10.02, or (c) approved in writing by the Managing Member provided that the Managing Member shall not approve a Transfer by itself or any of its Affiliates (other than pursuant to the Drag-Along Right) for consideration other than cash. Notwithstanding the foregoing, “Transfer” shall not include (A) an event that terminates the existence of a Member for income tax purposes (including a change in entity classification of a Member under Treasury Regulations Section 301.7701-3, termination of a partnership pursuant to Section 708(b)(1)(B) of the Code, a sale of assets by, or liquidation of, a Member pursuant to an election under Sections 336 or 338 of the Code, or merger, severance, or allocation within a trust or among sub-trusts of a trust that is a Member), but that does not in each case terminate the existence of such Member under applicable state law (or, in the case of a trust that is a Member, does not terminate the trusteeship of the fiduciaries under such trust with respect to all the Company Interests of such trust that is a Member), (B) transfers of publicly-traded Equity Securities of Parent by holders of such Equity Securities, or (C) transfers of publicly-traded Equity Securities of Impala by holders of such Equity Securities.

Section 10.02 Permitted Transfers. The restrictions contained in Section 10.01 shall not apply to any Transfer (each, together with any Transfer pursuant to and in accordance with the Exchange Agreement, a “Permitted Transfer”) pursuant to (i) a Transfer by a Member to Parent or any of its Subsidiaries, (ii) Section 10.05 or (iii) a Transfer to an Affiliate of such Member for so long as the transferee remains an Affiliate of such Member; provided, however, that (A) the restrictions contained in this Agreement will continue to apply to Units after any Permitted Transfer of such Units, and (B) in the case of the foregoing clause (iii), the transferees of the Units so Transferred shall agree in writing to be bound by the provisions of this Agreement and the Exchange Agreement, the transferor will deliver a written notice to the Company and the Members, which will disclose in reasonable detail the identity of the proposed transferee. If a Member Transfers Units pursuant to the foregoing clause (iii) and, while the Transferee continues to hold any Units, such Permitted Transferee ceases to qualify as an Affiliate in relation to the initial Transferor Member from which such Permitted Transferee received such Units (directly or indirectly through a series of Transfers) pursuant to such clause (iii)) (an “Unwinding Event”), then the relevant initial Transferor shall (1) promptly notify the other Members and the Company of the pending occurrence of such Unwinding Event and (2) Transfer of all of the Units held by the relevant Permitted Transferee either back to such initial Transferor or to another Person who qualifies as an Affiliate of such initial Transferring, in each case subject to Section 10.04. A “Permitted Transferee” is a Transferee of a Permitted Transfer contemplated by clauses (i) and (iii) of the first sentence of this Section 10.02.

Section 10.03 Restricted Units Legend. The Units have not been registered under the Securities Act and, therefore, in addition to the other restrictions on Transfer contained in this Agreement, cannot be sold or transferred except pursuant to an effective registration statement under the Securities Act or an exemption from registration thereunder. To the extent such Units have been certificated, each certificate evidencing Units and each certificate issued in exchange for or upon the Transfer of any Units (if such securities remain Units as defined herein after such Transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON JANUARY 1, 2018, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER SPECIFIED IN THE LIMITED LIABILITY COMPANY AGREEMENT OF GRAPHIC PACKAGING INTERNATIONAL PARTNERS, LLC, AS MAY BE AMENDED AND MODIFIED FROM TIME TO TIME, AND GRAPHIC PACKAGING INTERNATIONAL PARTNERS, LLC RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITIES UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO ANY TRANSFER. A COPY OF SUCH CONDITIONS SHALL BE FURNISHED BY GRAPHIC PACKAGING INTERNATIONAL PARTNERS, LLC TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.”

The Company shall imprint such legend on certificates (if any) evidencing Units. The legend set forth above shall be removed from the certificates (if any) evidencing any units which cease to be Units in accordance with the definition thereof.

Section 10.04 Transfer. Prior to Transferring any Units (other than Transfers to the Company pursuant to the Exchange Agreement or Transfers pursuant to Section 10.05), the Transferring Holder shall cause the prospective Transferee to be bound by this Agreement as provided in Section 10.02 and any other agreements (including the Exchange Agreement, the Registration Rights Agreement and the Governance Agreement) executed by the Holders and relating to such Units in the aggregate (collectively, the “Other Agreements”), and shall cause the prospective Transferee to execute and deliver to the Company and the other Holders counterparts of this Agreement and any applicable Other Agreements. Any Transfer or attempted Transfer of any Units in violation of any provision of this Agreement (including any prohibited indirect Transfers) (a) shall be void, and (b) the Company shall not record such Transfer on its books or treat any purported Transferee of such Units as the owner of such securities for any purpose.

Section 10.05 Drag Along Rights and Tag Along Rights.

(a) If at any time the Managing Member and/or its Affiliates desire to Transfer in one or a series of related transactions all of its and their Company Interests (an “Applicable Sale”), the Managing Member may require each Holder to sell all of its Company Interests on the same terms and conditions (“Drag-Along Right”) in such Applicable Sale, provided that if any of the consideration to be received in such Applicable Sale is not cash, each Holder will have the right to elect to receive cash consideration for each of its Company Interests equal to the Fair Market Value of the consideration payable to the Managing Member for each such Company Interest. The Managing Member may in its sole discretion elect to cause the Managing Member and/or the Company to structure the Applicable Sale as a merger, share exchange, consolidation or other combination of the Company with or into another entity, including involving the Parent or an Intermediate Entity, or as a sale of the Company’s assets. Each Holder agrees to consent to, and raise no objections against, an Applicable Sale. In the event of the exercise by the Managing Member of its Drag-Along Right pursuant to this Section 10.05, each Holder shall take all reasonably necessary and desirable actions approved by the Managing Member in connection with the consummation of the Applicable Sale, including the execution of such agreements and such instruments and other actions reasonably necessary to provide customary and reasonable representations, warranties, indemnities, covenants, conditions and other agreements relating to such Applicable Sale and to otherwise effect the transaction; provided, however, that (A) such Holders shall not be required to give disproportionately greater representations, warranties, indemnities or covenants than the Managing Member or its Affiliates, (B) such Holders shall not be obligated to bear any share of the out-of-pocket expenses, costs or fees (including attorneys’ fees) incurred by the Company or its Affiliates in connection with such Applicable Sale unless and to the extent that such expenses, costs and fees were incurred for the benefit of the Company or all of its Holders, (C) such Holders shall not be obligated or otherwise responsible for more than their proportionate share of any indemnities or other liabilities incurred by the Company and the Holders as sellers in respect of such Applicable Sale, (D) any indemnities or other liabilities approved by the Managing Member shall be limited, in respect of each Holder, to such Holder’s share of the proceeds from the Applicable Sale, and (E) such Holders shall not be required to agree to any non-competition or non-solicitation covenants.

(b) At least five (5) Business Days before consummation of an Applicable Sale, the Managing Member shall (i) provide the Holders written notice (the “Applicable Sale Notice”) of such Applicable Sale, which notice shall contain (A) the name and address of the third party purchaser, (B) the proposed purchase price, terms of payment and other material terms and conditions of such purchaser’s offer, together with a copy of any binding agreement with respect to such Applicable Sale and (C) notification of whether or not the Managing Member has elected to exercise its Drag-Along Right and (ii) promptly notify the Members and Assignees of all proposed changes to such material terms and keep the Holders reasonably informed as to all material terms relating to such sale or contribution, and promptly deliver to the Holders copies of all final material agreements relating thereto not already provided in according with this Section 10.05(b) or otherwise. The Managing Member shall provide the Holders written notice of the termination of an Applicable Sale within five (5) Business Days following such termination, which notice shall state that the Applicable Sale Notice served with respect to such Applicable Sale is rescinded.

(c) If at any time the Managing Member and/or its Affiliates desire to Transfer in one or more transactions any portion of its and/or their Company Interests (a “Tag-Along Sale”), each Holder may sell the same ratable share of its Company Interests as is being sold by the Managing Member and such Affiliates (based upon the total Company Interests held by the Managing Member and its Affiliates at such time) on the same terms and conditions (“Tag-Along Right”) in such Tag-Along Sale. In the event of the exercise by any Holder of its Tag-Along Right pursuant to this Section 10.05(c), the Managing Member shall take all reasonably necessary and desirable actions in connection with the consummation of the Tag-Along Sale to allow such Holders to exercise their Tag-Along Rights. The procedures with respect to a Tag-Along Sale shall be the same as those set forth in Section 10.05(b).

Section 10.06 Assignee’s Rights.

(a) The Transfer of a Company Interest in accordance with this Agreement shall be effective as of the date of its Transfer (assuming compliance with all of the conditions to such Transfer set forth herein), and such Transfer shall be shown on the books and records of the Company. Profits, Losses and other Company items shall be allocated between the transferor and the Assignee according to Section 706 of the Code, using any permissible method as determined in the reasonable discretion of the Managing Member. Distributions made before the effective date of such Transfer shall be paid to the transferor, and Distributions made after such date shall be paid to the Assignee.

(b) Unless and until an Assignee becomes a Member pursuant to ARTICLE XI, the Assignee shall not be entitled to any of the rights granted to a Member hereunder or under applicable Law, other than the rights granted specifically to Assignees pursuant to this Agreement; provided, however, that, without relieving the transferring Member from any such limitations or obligations as more fully described in Section 10.07, such Assignee shall be bound by any limitations and obligations of a Member contained herein that a Member would be bound on account of the Assignee’s Company Interest (including the obligation to make Capital Contributions on account of such Company Interest).

Section 10.07 Assignor’s Rights and Obligations. Any Member who shall Transfer any Company Interest in a manner in accordance with this Agreement shall cease to be a Member with respect to such Units or other interest and shall no longer have any rights or privileges, or, except as set forth in this Section 10.07, duties, liabilities or obligations, of a Member with respect to such Units or other interest (it being understood, however, that the applicable provisions of Section 6.08 and Section 7.04 shall continue to inure to such Person’s benefit), except that unless and until the Assignee (if not already a Member) is admitted as a Substituted Member in accordance with the provisions of ARTICLE XI (the “Admission Date”), (i) such assigning Member shall retain all of the duties, liabilities and obligations of a Member with respect to such Units or other interest, and (ii) the Managing Member may, in its sole discretion, reinstate all or any portion of the rights and privileges of such Member with respect to such Units or other interest for any period of time prior to the Admission Date. Nothing contained herein shall relieve any Member who Transfers any Units or other interest in the Company from any liability of such Member to the Company with respect to such Company Interest that may exist on the Admission Date or that is otherwise specified in the DLLCA and incorporated into this Agreement or for any liability to the Company or any other Person for any materially false statement made by such Member (in its capacity as such) or for any present or future breaches of any representations, warranties or covenants by such Member (in its capacity as such) contained herein or in the other agreements with the Company.

Section 10.08 Overriding Provisions.

(a) Any Transfer in violation of this ARTICLE X shall be null and void ab initio, and the provisions of Sections 10.05 and 10.06 shall not apply to any such Transfers. For the avoidance of doubt, any Person to whom a Transfer is made or attempted in violation of this ARTICLE X shall not become a Member, shall not be entitled to vote on any matters coming before the Members and shall not have any other rights in or with respect to any rights of a Member of the Company. The approval of any Transfer in any one or more instances shall not limit or waive the requirement for such approval in any other or future instance. The Managing Member shall promptly amend the Schedule of Members to reflect any Permitted Transfer pursuant to this ARTICLE X.

(b) Notwithstanding anything contained herein to the contrary (including, for the avoidance of doubt, the provisions of Section 10.01 and ARTICLE XI), in no event shall any Member Transfer any Units to the extent such Transfer would:

(i) result in the violation of the Securities Act, or any other applicable federal, state or foreign Laws;

(ii) cause an assignment under the Investment Company Act;

(iii) cause the Company to fail to qualify as a partnership or disregarded entity for U.S. federal income tax purposes or, without limiting the generality of the foregoing, such Transfer was effected on or through an “established securities market” or a “secondary market or the substantial equivalent thereof,” as such terms are used in Section 1.7704-1 of the Treasury Regulations;

(iv) cause the Company to be treated as a “publicly traded partnership” or to be taxed as a corporation pursuant to Section 7704 of the Code or successor provision of the Code; or

(v) result in the Company having more than one hundred (100) partners, within the meaning of Treasury Regulations Section 1.7704-1(h)(1) (determined pursuant to the rules of Treasury Regulations Section 1.7704-1(h)(3)).

ARTICLE XI

ADMISSION OF MEMBERS

Section 11.01 Substituted Members. Subject to the provisions of ARTICLE X hereof, in connection with the Permitted Transfer of a Company Interest hereunder, the transferee shall become a substituted Member (“Substituted Member”) on the effective date of such Transfer, which effective date shall not be earlier than the date of compliance with the conditions to such Transfer, and such admission shall be shown on the Schedule of Members.

Section 11.02 Additional Members. Subject to the provisions of ARTICLE X hereof, any Person may be admitted to the Company as an additional Member (any such Person, an “Additional Member”) only upon furnishing to the Managing Member (a) counterparts of this Agreement and any applicable Other Agreements and (b) such other documents or instruments as may be reasonably necessary or appropriate to effect such Person’s admission as a Member (including entering into such documents as the Managing Member may deem appropriate in its reasonable discretion). Such admission shall become effective on the date on which the Managing Member determines in its reasonable discretion that such conditions have been satisfied and when any such admission is shown on the Schedule of Members.

ARTICLE XII

WITHDRAWAL AND RESIGNATION; TERMINATION OF RIGHTS

Section 12.01 Withdrawal and Resignation of Members. No Member shall have the power or right to withdraw or otherwise resign as a Member from the Company prior to the dissolution and winding up of the Company pursuant to ARTICLE XIII. Any Member, however, that attempts to withdraw or otherwise resign as a Member from the Company without the prior written consent of the Managing Member upon or following the dissolution and winding up of the Company pursuant to ARTICLE XIII, but prior to such Member receiving the full amount of Distributions from the Company to which such Member is entitled pursuant to ARTICLE XIII, shall be liable to the Company for all damages (including all lost profits and special, indirect and consequential damages) directly or indirectly caused by the withdrawal or resignation of such Member. Upon a Transfer of all of a Member’s Units in a Transfer permitted by this Agreement, subject to the provisions of Section 10.07, such Member shall cease to be a Member.

ARTICLE XIII

DISSOLUTION AND LIQUIDATION

Section 13.01 Dissolution. The Company shall not be dissolved by the admission of Additional Members or Substituted Members or the attempted withdrawal or resignation of a Member. The Company shall dissolve, and its affairs shall be wound up, only upon:

(a) the unanimous decision of the Managing Member together with the Members that then hold Voting Units to dissolve the Company;

(b) a dissolution of the Company under Section 18-801(a)(4) of the DLLCA, unless the Company is continued without dissolution as permitted under Section 18-801(a)(4) of the DLLCA; or

(c) the entry of a decree of judicial dissolution of the Company under Section 18-802 of the DLLCA.

Except as otherwise set forth in this ARTICLE XIII, the Company is intended to have perpetual existence. An Event of Withdrawal shall not cause dissolution of the Company and the Company shall continue in existence subject to the terms and conditions of this Agreement.

Section 13.02 Liquidation and Termination. On dissolution of the Company, the Managing Member shall act as liquidator or may appoint one or more Persons as liquidator. The liquidators shall proceed diligently to wind up the affairs of the Company and make final Distributions as provided herein and in the DLLCA. The costs of liquidation shall be borne as a Company expense. Until termination of the Company, the liquidators shall continue to operate the Company properties with all of the power and authority of the Managing Member. The steps to be accomplished by the liquidators are as follows:

(a) as promptly as possible after dissolution and again after final liquidation, the liquidators shall cause a proper accounting to be made by a recognized firm of certified public accountants of the Company’s assets, liabilities and operations through the last day of the calendar month in which the dissolution occurs or the final liquidation is completed, as applicable;

(b) the liquidators shall pay, satisfy or discharge from Company funds, or otherwise make adequate provision for payment and discharge thereof (including the establishment of a cash fund for contingent liabilities in such amount and for such term as the liquidators may reasonably determine): first, all expenses incurred in liquidation; and second, all of the debts, liabilities and obligations of the Company; and

(c) by the end of the Fiscal Year during which the liquidation of the Company occurs (or, if later, by ninety (90) days after the date of the liquidation) all remaining assets of the Company shall be distributed to the Members in proportion to their positive Capital Accounts, after giving effect to all adjustments attributable to Company transactions prior to any such distribution and any amounts debited or credited to the Capital Accounts of the Members..

Section 13.03 Distribution in Kind. Subject to the order of priorities set forth in Section 13.02, the liquidators may, in their sole discretion, distribute to the Members, in lieu of cash, either (a) all or any portion of such remaining Company assets in-kind in accordance with the provisions of Section 13.02(c), (b) as tenants in common and in accordance with the provisions of Section 13.02(c), undivided interests in all or any portion of such Company assets or (c) a combination of the foregoing. Any such Distributions in kind shall be subject to (y) such conditions relating to the disposition and management of such assets as the liquidators deem reasonable and equitable and (z) the terms and conditions of any agreements governing such assets (or the operation thereof or the holders thereof) at such time. Any Company assets distributed in kind will first be written up or down to their Fair Market Value, thus creating Profit or Loss (if any), which shall be allocated in accordance with ARTICLE V. The liquidators shall determine the Fair Market Value of any property distributed in accordance with the valuation procedures set forth in ARTICLE XIV.

Section 13.04 Cancellation of Certificate. On completion of the winding up and liquidation of the Company as provided herein, the Company is terminated (and the Company shall not be terminated prior to such time), and the Managing Member (or such other Person or Persons as the DLLCA may require or permit) shall file a certificate of cancellation with the Secretary of State of Delaware, cancel any other filings made pursuant to this Agreement that are or should be canceled and take such other actions as may be necessary to terminate the Company. The Company shall be deemed to continue in existence for all purposes of this Agreement until it is terminated pursuant to this Section 13.04.

Section 13.05 Reasonable Time for Winding Up. A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Company and the liquidation of its assets pursuant to Section 13.02 and Section 13.03 in order to minimize any losses otherwise attendant upon such winding up.

Section 13.06 Return of Capital. The liquidators shall not be personally liable for the return of Capital Contributions or any portion thereof to the Members (it being understood that any such return shall be made solely from and to the extent of Company assets available therefor).

ARTICLE XIV

VALUATION

Section 14.01 Determination. “Fair Market Value” of a specific asset will mean the amount which the seller would receive in an all-cash sale of such asset in an arms-length transaction with a willing unaffiliated third party buyer, with neither party having any compulsion to buy or sell, consummated on the day immediately preceding the date on which the event occurred which necessitated the determination of the Fair Market Value (and after giving effect to any transfer taxes payable in connection with such sale. Notwithstanding the foregoing, in the event all the assets of the of the Company are adjusted to equal their respective Fair Market Values, pursuant to clause (iii) or (iv) of the definition of “Gross Asset Value” in Section 1.01, the aggregate Fair Market Value of all the assets will be computed with reference to, and consistent, with, the then trading price of Parent’s Common Stock (as defined in the Exchange Agreement), and the Managing Member shall prepare an allocation of such aggregate Fair Market Value among each separate property in proportion to their Fair Market Values and present such allocation to Impala for its approval and consent.

Section 14.02 Dispute Resolution. If any Member or Members dispute the accuracy of any determination of Fair Market Value or the allocation of such Fair Market Value among the assets of the Company in accordance with Section 14.01, and the Managing Member and such Member(s) are unable to agree on the determination of the Fair Market Value of any asset of the Company or the allocation of such Fair Market Value among the assets of the Company, the Managing Member and such Member(s) shall each select a nationally recognized valuation firm experienced in valuing assets or securities of similarly situated companies in the Company’s industry (the “Appraisers”), who shall each determine the Fair Market Value of the asset or the Company (as applicable) or the allocation of such Fair Market Value among the assets of the Company in accordance with the provisions of Section 14.01. The Appraisers shall be instructed to give written notice of their determination of the Fair Market Value of the asset or the Company (as applicable) or the allocation of such Fair Market Value among the assets of the Company within thirty (30) days of their appointment as Appraisers. If Fair Market Value as determined by an Appraiser is higher than Fair Market Value as determined by the other Appraiser by 10% or more, and the Managing Member and such Member(s) do not otherwise agree on a Fair Market Value or allocation of such Fair Market Value among the assets of the Company, the original Appraisers shall designate a third Appraiser meeting the same criteria used to select the original two, whose determination shall be binding. If Fair Market Value as determined by an Appraiser selected by the Members is within 10% of the Fair Market Value as determined by the other such Appraiser (but not identical), and the Managing Member and such Member(s) do not otherwise agree on a Fair Market Value or allocation of such Fair Market Value among the assets of the Company, the Managing Member shall select the Fair Market Value or allocation of such Fair Market Value of one of such Appraisers. The fees and expenses of the Appraisers shall be borne equally by Gazelle Holdco and Impala.

ARTICLE XV

GENERAL PROVISIONS

Section 15.01 Power of Attorney.

(a) Each Member hereby constitutes and appoints the Managing Member (or each liquidator, if applicable) with full power of substitution, as its, his or her true and lawful agent and attorney-in-fact, with full power and authority in its, his or her name, place and stead, to:

(i) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (A) this Agreement, all certificates and other instruments and all amendments thereof which the Managing Member deems appropriate or necessary to form, qualify, or continue the qualification of, the Company as a limited liability company in the State of Delaware and in all other jurisdictions in which the Company may conduct business or own property; (B) all instruments which the Managing Member deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (C) all conveyances and other instruments or documents which the Managing Member deems appropriate or necessary to reflect the dissolution and liquidation of the Company pursuant to the terms of this Agreement, including a certificate of cancellation; and (D) all instruments relating to the admission, withdrawal or substitution of any Member pursuant to ARTICLE XI or ARTICLE XII; and

(ii) sign, execute, swear to and acknowledge all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary to evidence, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Members hereunder or is consistent with the terms of this Agreement to effectuate the terms of this Agreement.

(b) The foregoing power of attorney is irrevocable and coupled with an interest, and shall survive the death, disability, incapacity, dissolution, bankruptcy, insolvency or termination of any Member who is an individual and the Transfer of all or any portion of its, his or her Company Interest and shall extend to such Member’s heirs, successors, assigns and personal representatives.

Section 15.02 Title to Company Assets. Company assets shall be deemed to be owned by the Company as an entity, and no Member, individually or collectively, shall have any ownership interest in such Company assets or any portion thereof. The Company shall hold title to all of its property in the name of the Company and not in the name of any Member. All Company assets shall be recorded as the property of the Company on its books and records, irrespective of the name in which legal title to such Company assets is held. The Company’s credit and assets shall be used solely for the benefit of the Company, and no asset of the Company shall be transferred or encumbered for, or in payment of, any individual obligation of any Member.

Section 15.03 Notices. All notices, requests, claims, demands and other communications to be given or delivered under or by the provisions of this Agreement shall be in writing and shall be deemed given only (i) when delivered personally to the recipient, (ii) one Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid); provided that confirmation of delivery is received, (iii) when sent if sent by e-mail transmission or (iv) five days after being mailed to the recipient by certified or registered mail (return receipt requested and postage prepaid). Such notices, demands and other communications shall be sent to the parties at the following addresses (or at such address for a party as will be specified by like notice):

(a) if to Impala, to:

International Paper Company

6420 Poplar Avenue

Memphis, TN 38197

Attention: General Counsel

E-Mail: sharon.ryan@ipaper.com

with a copy to:

Debevoise & Plimpton LLP

919 Third Avenue

New York, NY 10022

Attention: Jeffrey J. Rosen

                 Michael A. Diz

E-Mail:     jrosen@debevoise.com

                 madiz@debevoise.com

(b) if to Parent or the Company, to:

1500 Riveredge Parkway NW

Suite 100, 9th Floor

Atlanta, GA 30328

Attention: Lauren Tashma

E-Mail: lauren.tashma@graphicpkg.com

with a copy to:

Alston & Bird LLP

One Atlantic Center

1201 West Peachtree Street, NW

Atlanta, GA 30309

Attention: William Scott Ortwein

E-Mail: scott.ortwein@alston.com

Any party to this Agreement may notify any other party of any changes to the address or any of the other details specified in this paragraph; provided that such notification shall only be effective on the date specified in such notice or five Business Days after the notice is given, whichever is later. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

Section 15.04 Binding Effect. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.

Section 15.05 Governing Law; Jurisdiction.

(a) This Agreement and all issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement (and all Schedules and Exhibits hereto) shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware. In furtherance of the foregoing, the internal Laws of the State of Delaware shall control the interpretation and construction of this Agreement (and all Schedules and Exhibits hereto), even though under that jurisdiction’s choice of law or conflict of law analysis, the substantive Law of some other jurisdiction would ordinarily apply.

(b) AS A SPECIFICALLY BARGAINED INDUCEMENT FOR EACH OF THE PARTIES TO ENTER INTO THIS AGREEMENT (WITH EACH PARTY HAVING HAD OPPORTUNITY TO CONSULT COUNSEL), EACH OF THE PARTIES EXPRESSLY AND IRREVOCABLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING UNDER THIS AGREEMENT OR ANY ACTION OR PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY OTHER TRANSACTION AGREEMENT, REGARDLESS OF WHICH PARTY INITIATES SUCH ACTION OR PROCEEDING, AND ANY ACTION OR PROCEEDING UNDER THIS AGREEMENT OR ANY ACTION OR PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY OTHER TRANSACTION AGREEMENT SHALL BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

Section 15.06 Jurisdiction; Service of Process. ANY ACTION WITH RESPECT TO THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS ARISING HEREUNDER, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RE-SPECT OF THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS ARISING HEREUNDER BROUGHT BY THE OTHER PARTY OR PARTIES OR THEIR SUCCESSORS OR ASSIGNS, IN EACH CASE, SHALL BE BROUGHT AND DETERMINED EXCLUSIVELY IN THE DELAWARE COURT OF CHANCERY AND ANY STATE APPELLATE COURT THEREFROM WITHIN THE STATE OF DELAWARE (OR, IF THE DELAWARE COURT OF CHANCERY DECLINES TO ACCEPT JURISDICTION OVER A PARTICULAR MATTER, ANY STATE OR FEDERAL COURT WITHIN THE STATE OF DELAWARE). EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, COUNTERCLAIM OR OTHERWISE, IN ANY ACTION

WITH RESPECT TO THIS AGREEMENT (I) ANY CLAIM THAT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF THE ABOVE NAMED COURTS FOR ANY REASON OTHER THAN THE FAILURE TO SERVE IN ACCORDANCE WITH THIS SECTION 15.06, (II) ANY CLAIM THAT IT OR ITS PROPERTY IS EXEMPT OR IMMUNE FROM JURISDICTION OF ANY SUCH COURT OR FROM ANY LEGAL PROCESS COMMENCED IN SUCH COURTS (WHETHER THROUGH SERVICE OF NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OF JUDGMENT, EXECUTION OF JUDGMENT OR OTHERWISE) AND (III) TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY CLAIM THAT (A) THE ACTION IN SUCH COURT IS BROUGHT IN AN INCONVENIENT FORUM, (B) THE VENUE OF SUCH ACTION IS IMPROPER OR (C) THIS AGREEMENT, OR THE SUBJECT MATTER HEREOF, MAY NOT BE ENFORCED IN OR BY SUCH COURTS. EACH OF THE PARTIES FURTHER AGREES THAT NO PARTY TO THIS AGREEMENT SHALL BE REQUIRED TO OBTAIN, FURNISH OR POST ANY BOND OR SIMILAR INSTRUMENT IN CONNECTION WITH OR AS A CONDITION TO OBTAINING ANY REMEDY REFERRED TO IN THIS SECTION 15.06 AND EACH PARTY WAIVES ANY OBJECTION TO THE IMPOSITION OF SUCH RELIEF OR ANY RIGHT IT MAY HAVE TO REQUIRE THE OBTAINING, FURNISHING OR POSTING OF ANY SUCH BOND OR SIMILAR INSTRUMENT. THE PARTIES HEREBY AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 10.1, OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW, SHALL BE VALID AND SUFFICIENT SERVICE THEREOF AND HEREBY WAIVE ANY OBJECTIONS TO SERVICE ACCOMPLISHED IN THE MANNER HEREIN PROVIDED.

Section 15.07 Severability. If any provision of this Agreement or the application of any such provision to any Person or circumstance shall be declared judicially to be invalid, unenforceable or void, such decision shall not have the effect of invalidating or voiding the remainder of this Agreement, it being the intent and agreement of the parties hereto that this Agreement shall be deemed amended by modifying such provision to the extent necessary to render it valid, legal and enforceable to the maximum extent permitted while preserving its intent or, if such modification is not possible, by substituting therefor another provision that is valid, legal and enforceable and that achieves the original intent of the parties hereto.

Section 15.08 Headings. The headings and captions of the Articles and Sections used in this Agreement and the table of contents to this Agreement are for reference and convenience purposes of the parties hereto only, and will be given no substantive or interpretive effect whatsoever.

Section 15.09 Amendment. This Agreement may be amended or modified upon the consent of the Majority Members, Impala and the Managing Member. Notwithstanding the foregoing, no amendment or modification (a) to this Section 15.09 may be made without the prior written consent of the Managing Member and each of the Members, (b) to any of the terms and conditions of this Agreement which terms and conditions expressly require the approval or action of certain Persons may be made without obtaining the consent of the requisite number or specified percentage of such Persons who are entitled to approve or take action on such matter, and (c) to any of the terms and conditions of Article VI or Section 13.01 may be made without the prior written consent of the Managing Member, which consent may be given or withheld in the Managing Member’s sole discretion.

Section 15.10 Waiver. Any failure of any of the parties to comply with any obligation, representation, warranty, covenant, agreement or condition herein may be waived at any time by any of the parties entitled to the benefit thereof only by a written instrument signed by each such party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, representation, warranty, covenant, agreement or condition shall not operate as a waiver of or estopped with respect to, any subsequent or other failure.

Section 15.11 Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the party who is, or is to be, thereby aggrieved will have the right to specific performance and injunctive or other equitable relief in respect of its rights under this Agreement, in addition to any and all other rights and remedies at law or in equity. The parties hereto agree that the remedies at law for any breach or threatened breach, including monetary damages, are inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived. Any requirements for the securing or posting of any bond with such remedy are waived by each of the parties hereto.

Section 15.12 Counterparts; Electronic Transmission of Signatures. This Agreement may be executed in one or more counterparts each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or portable document format (PDF) shall be as effective as delivery of a manually executed counterpart of any such Agreement.

Section 15.13 Assignment; No Third Party Beneficiaries.

(a) This Agreement and all of the provisions hereto shall be binding upon and inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations set forth herein shall be assigned by any party hereto without the prior written consent of the other parties hereto and any purported assignment without such consent shall be void.

(b) Nothing in this Agreement shall be construed as giving any Person, other than the parties hereto and their heirs, successors, legal representatives and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision hereof.

Section 15.14 Entire Agreement. This Agreement, the Transaction Agreement and, as applicable, the other Transaction Agreements (as defined in the Transaction Agreement), constitute the entire agreement among the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, among the parties with respect to the subject matter of this Agreement. Nothing in this Agreement shall create any third-party beneficiary rights in favor of any Person.

Section 15.15 Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company or any of its Affiliates, and no creditor who makes a loan to the Company or any of its Affiliates may have or acquire (except pursuant to the terms of a separate agreement executed by the Company in favor of such creditor) at any time as a result of making the loan any direct or indirect interest in Company Profits, Losses, Distributions, capital or property other than as a secured creditor.

Section 15.16 Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking such actions as may be reasonably necessary or appropriate to achieve the purposes of this Agreement.

Section 15.17 Right of Offset. Whenever the Company is to pay any sum (other than pursuant to ARTICLE IV) to any Member, any amounts that such Member owes to the Company which are not the subject of a good faith dispute may be deducted from that sum before payment; provided that distribution of Units to Gazelle Holdco shall not be subject to this Section 15.17.

Section 15.18 Descriptive Headings; Interpretation. When a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference shall be to an Article, Section, Exhibit or Schedule of this Agreement unless otherwise indicated. The table of contents to this Agreement, and the Article and Section headings contained in this Agreement, are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms and any reference to the masculine, feminine or neuter gender shall be deemed to include any gender or all three as appropriate. Unless otherwise specified, any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented. Unless the context otherwise requires, “or,” “neither,” “nor,” “any,” “either,” and “or” shall not be exclusive or disjunctive. The parties hereto have participated jointly in the negotiation and drafting of this Agreement, and in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement. Reference to any agreement, document or instrument means such agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof. Without limiting the generality of the immediately preceding sentence, no amendment or other modification to any agreement, document or instrument that requires the consent of any Person pursuant to the terms of this Agreement or any other agreement will be given effect hereunder unless such Person has consented in writing to such amendment or modification. Wherever required by the context, references to a Fiscal Year shall refer to a portion thereof. Wherever a conflict exists between this Agreement and any other agreement, this Agreement shall control but solely to the extent of such conflict. References to agreements or other documents shall be deemed to refer to such agreement or other document as amended, restated, supplemented and/or otherwise modified from time to time. References to any Law or statute shall be deemed to refer to such Law or statute, together with the rules and regulations promulgated thereunder, in each case as may be amended from time to time and any successor thereto.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Agreement as of the date first written above.

COMPANY

GRAPHIC PACKAGING INTERNATIONAL PARTNERS, LLC

	By:	GPI HOLDING III, LLC, its Managing Member

By:	/s/ Michael P. Doss
Name: Michael P. Doss
Title: President and Chief Executive Officer

MEMBER

GPI HOLDING III, LLC

By:	/s/ Michael P. Doss
Name: Michael P. Doss
Title: President and Chief Executive Officer

PARENT

GRAPHIC PACKAGING HOLDING COMPANY

By:	/s/ Michael P. Doss
Name: Michael P. Doss
Title: President and Chief Executive Officer

[Signature Page to Operating Agreement]

MEMBER

INTERNATIONAL PAPER COMPANY

By:	/s/ C. Cato Ealy
Name: C. Cato Ealy
Title: Senior Vice President
Corporate Development

[Signature Page to Operating Agreement]